                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             Freeport-McMoRan Inc.
                (Name of Registrant as Specified In Its Charter)

                             Freeport-McMoRan Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
    ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------
(1) Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
    ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
    ------------------------------------------------------------------------
    (3) Filing Party:
    ------------------------------------------------------------------------
    (4) Date Filed:
    ------------------------------------------------------------------------

                 [LOGO OF FREEPORT-MCMORAN INC. APPEARS HERE]

                              ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 3, 1994

                              ------------------

                                                                  March 31, 1994

  The Annual Meeting of Stockholders of Freeport-McMoRan Inc. will be held at the office of the corporation, 1615 Poydras Street, New Orleans, Louisiana, on Tuesday, May 3, 1994, at 9:00 a.m., for the following purposes:

    (1) To elect six of the sixteen directors to hold office for three years and until their successors are respectively elected and qualified;

    (2) To ratify the appointment of Arthur Andersen & Co. as the independent auditors to audit the financial statements of the corporation and its subsidiaries for the year 1994;

    (3) To act upon a proposal to amend the Annual Incentive Plan of the corporation in several respects so as to qualify compensation payable thereunder for deductibility in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended;

    (4) To act upon a proposal to approve the 1992 Long-Term Performance Incentive Plan, as amended, of the corporation; and

    (5) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed March 10, 1994, as the record date for the determination of stockholders entitled to vote at the meeting.

  If you will be unable to attend the meeting, kindly mark, sign, date and return the enclosed proxy. A postage prepaid envelope is enclosed for your use. Prompt response is helpful, and your cooperation will be appreciated.

                                               By Order of the Board of
                                                Directors.



                                               MICHAEL C. KILANOWSKI, JR.
                                               Secretary

                             FREEPORT-MCMORAN INC.
                              1615 POYDRAS STREET
                          NEW ORLEANS, LOUISIANA 70112

  The Annual Report to Stockholders for the year 1993, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 31, 1994.

                                PROXY STATEMENT

  This statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Freeport-McMoRan Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), to be held on May 3, 1994.

VOTING PROCEDURE

  Stockholders of record at the close of business on March 10, 1994, will be entitled to vote at the Meeting. On the record date, there were 140,158,377 shares of Common Stock outstanding, and each of such shares will be entitled to one vote at the Meeting.

  The By-Laws of the Company (the "By-Laws") provide that the holders of a majority of the shares of Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The By-Laws further provide that directors of the Company shall be elected by a plurality vote and that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the By-Laws, all other matters coming before the Annual Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat.

  Votes cast at the Annual Meeting will be counted by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus shares of Common Stock pursuant to which abstentions are properly cast will be counted as present for purposes of determining a quorum.

  Directors will be elected by a plurality vote of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will have no effect thereon. All other matters to come before the Annual Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote thereat; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  Proxies in the enclosed form are solicited by the Board of Directors of the Company to provide an opportunity to every stockholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted at the Meeting in accordance with stockholder direction. Proxies in the enclosed form will be voted for the election of directors, for the ratification of the appointment of auditors, for the proposal to amend the Annual Incentive Plan of the Company, and for the proposal to approve the 1992 Long-Term Performance Incentive Plan, as amended, of the Company unless contrary specification is made. Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also attend the Meeting in person and vote by ballot, thereby cancelling any proxy previously given. Except for the election of directors, the ratification of the appointment of auditors, the proposal to amend the Annual Incentive Plan of the Company, and the proposal to approve the 1992 Long-Term Performance Incentive Plan, as amended, of the Company, management expects no other matters to be presented for action at the Meeting. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

  The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York, to assist it in the solicitation of proxies from brokers and nominees. It is estimated that the fees for the services of that firm will be $8,500; the Company will also reimburse the firm for its reasonable out-of-pocket expenses incurred in connection with providing the services. Certain employees of the Company, who will receive no compensation for their services other than their regular remuneration, may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview.

STOCKHOLDER PROPOSALS

  Any proposal of a stockholder intended to be presented at the Company's 1995 Annual Meeting of Stockholders must be received by the Company for inclusion in the proxy statement and form of proxy for that meeting no later than December 1, 1994.

CORPORATE GOVERNANCE

  The Board of Directors of the Company, which held seven meetings during 1993, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of sixteen members. To provide for effective direction and management of the Company's business, the Board of Directors has established seven committees of the Board, including the Audit Committee, the Nominating Committee, and the Corporate Personnel Committee.

  The Audit Committee reviews the financial statements of the Company and exercises general oversight with respect to the activities of the Company's independent auditors and Controller and related matters. The Audit Committee currently consists of Mr. Day as Chairman, and Messrs. Bruce, Coleman, Harrison, Kissinger, Lackey, and Rankin, none of whom is an officer or an employee of the Company or any of its subsidiaries. The Audit Committee met three times during 1993.

  The Nominating Committee makes recommendations to the Board concerning the structure of the Board, corporate governance, and proposed new members of the Board and nominates individuals to stand for election as directors. The Nominating Committee will consider recommendations by stockholders of the Company of potential nominees for election as directors. The Secretary of the Company will, upon written request by any stockholder, furnish information concerning the procedures required in connection with such recommendations. The Nominating Committee currently consists of Mr. Rankin, as Chairman, and Messrs. Day, Moffett, Schmidt, and Woods. The Nominating Committee met twice during 1993.

  The Corporate Personnel Committee (sometimes hereinafter referred to as the "Compensation Committee" or the "Committee") reviews and makes recommendations to the Board with respect to management personnel policies, plans and programs and employee and officer compensation. The Corporate Personnel Committee currently consists of Mr. Cunningham, as Chairman, and Messrs. Bruce, Harrison, Putnam, Wharton, and Woods. The Corporate Personnel Committee met three times during 1993.

  Each of the present directors attended 75% or more of the 1993 meetings of the Board and of the committees on which he or she served during the periods of his or her Board membership and committee service.

  The address of each member of the Board is c/o Freeport-McMoRan Inc., 1615 Poydras Street, New Orleans, Louisiana 70112.

                             ELECTION OF DIRECTORS

  At the Meeting six directors are to be elected to a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each of which serves for three years, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Coleman, Harrison, Kissinger, Latiolais, Wharton, and Woods as members of the class to serve until the 1997 Annual Meeting of Stockholders. Messrs. McWilliams, Moffett, Putnam, and Rankin and Mrs. McDonald are members of the class to serve until the 1995 Annual Meeting of Stockholders, and Messrs. Bruce, Cunningham, Day, Lackey, and Schmidt are members of the class to serve until the 1996 Annual Meeting of Stockholders. In accordance with the terms of the Company's retirement policy for non-officer directors, Mr. Kissinger will retire on May 27, 1995, whereupon the Board of Directors will reduce the size of the Board to fifteen members. If, contrary to present expectation, any of the nominees to be elected at the Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Nominating Committee.

INFORMATION ABOUT NOMINEES AND DIRECTORS

  The following table shows, as of December 31, 1993, the age, principal occupations and employment during the past five years, other directorships and positions with the Company of each of the nominees and directors, and the year in which each such person's present continuous term of office as a director of the Company began. If the year shown is prior to 1981, the person's present continuous term of office as a director of the Company was immediately preceded by a continuous term of office, beginning in such year, as a director of either Freeport Minerals Company ("Freeport") or of McMoRan Oil & Gas Co. ("McMoRan"), the predecessor corporations of the Company. Except for Freeport-McMoRan Copper & Gold Inc. ("FCX") and Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), none of the organizations referred to in such table is an affiliate of the Company.

                              PRINCIPAL OCCUPATIONS,         YEAR PRESENT
       NAME OF                OTHER DIRECTORSHIPS AND       TERM OF OFFICE
 NOMINEE OR DIRECTOR AGE    POSITIONS WITH THE COMPANY     AS DIRECTOR BEGAN
 ------------------- --- --------------------------------  -----------------
 Robert W. Bruce III  49 President, The Robert Bruce             1989
                          Management Co., Inc.,
                          investment managers.
                          Managing Partner, Steamboat
                          Group, until 1992. President
                          and Chief Investment Officer of
                          The Fund American Companies,
                          Inc., insurance, until 1990 and
                          Executive Vice President and
                          Chief Investment Officer of
                          such corporation until 1989.
                          Director of National Re
                          Corporation.

                                  PRINCIPAL OCCUPATIONS,        YEAR PRESENT
         NAME OF                 OTHER DIRECTORSHIPS AND       TERM OF OFFICE
   NOMINEE OR DIRECTOR    AGE   POSITIONS WITH THE COMPANY    AS DIRECTOR BEGAN
 ------------------------ --- -----------------------------   -----------------
 Thomas B. Coleman         50 Managing Partner and Chief            1987
                               Executive Officer,
                               International-Matex Tank
                               Terminals, bulk liquid
                               storage.
 William H. Cunningham     49 Chancellor of the University          1987
                               of Texas System. President
                               of the University of Texas
                               at Austin until 1992.
                               Director of Jefferson-Pilot
                               Corporation, La Quinta Motor
                               Inns, Inc., and each of the
                               members of the Transamerica
                               Fund Management Company
                               group of mutual funds.
 Robert A. Day             50 Chairman of the Board of              1984
                               Trust Company of the West.
                               Director of Abex Inc.
 William B. Harrison, Jr.  50 Vice Chairman of Chemical             1992
                               Banking Corporation and its
                               subsidiary, Chemical Bank.
                               Executive Vice President of
                               Chemical Bank until 1990.
                               Director of Chemical Banking
                               Corporation and Dillard
                               Department Stores, Inc.
 Henry A. Kissinger        70 Chairman of the Board and             1988
                               Chief Executive Officer,
                               Kissinger Associates, Inc.,
                               international consultants
                               and consultants to the
                               Company. Director of
                               American Express Company and
                               CBS Inc.
 Bobby Lee Lackey          56 President and Chief Executive         1987
                               Officer of J.S. McManus
                               Produce Company, Inc.,
                               grower of vegetables and
                               shipper of fruits and
                               vegetables.
 Rene L. Latiolais         51 President and Chief Operating         1993
                               Officer of the Company.
                               President and Chief
                               Executive Officer of FRP.
                               Executive Vice President of
                               the Company until 1993.
                               Senior Vice President of the
                               Company until 1992. Director
                               of FCX.

                                PRINCIPAL OCCUPATIONS,         YEAR PRESENT
        NAME OF                OTHER DIRECTORSHIPS AND        TERM OF OFFICE
  NOMINEE OR DIRECTOR  AGE    POSITIONS WITH THE COMPANY     AS DIRECTOR BEGAN
 --------------------- --- -------------------------------   -----------------
 Gabrielle K. McDonald  51 Judge, International Criminal           1993
                            Tribunal for the Former
                            Yugoslavia, and Distinguished
                            Visiting Professor of Law,
                            Texas Southern University
                            Thurgood Marshall School of
                            Law. Visiting Professor of
                            Law, St. Mary's University
                            School of Law, and of counsel,
                            Walker & Satterthwaite, law
                            firm, until 1993. Shareholder,
                            Matthews & Branscomb, law
                            firm, until 1991.
 W.K. McWilliams, Jr.   71 Private investor.                       1969
 James R. Moffett       55 Chairman of the Board, Chief            1969
                            Executive Officer, and member
                            of the Office of the Chairman
                            of the Company. Director of
                            FCX.
 George Putnam          67 Chairman of The Putnam                  1978
                            Investment Management Company,
                            Inc. and of each of the
                            members of the Putnam group of
                            mutual funds. Director of The
                            Boston Company, Inc., Boston
                            Safe Deposit and Trust
                            Company, General Mills, Inc.,
                            Houghton-Mifflin Company,
                            Marsh-McLennan Companies Inc.,
                            and Rockefeller Group, Inc.
 B.M. Rankin, Jr.       63 Private investor. Consultant to         1969
                            the Company.
 Benno C. Schmidt       80 Senior Partner, J.H. Whitney &          1954
                            Co., private venture capital
                            investment firm. Consultant to
                            the Company. Managing Partner
                            of J.H. Whitney & Co. until
                            1992. Director of Genetics
                            Institute, Inc., Gilead
                            Sciences, Inc., Matrix
                            Pharmaceutical, Inc., and
                            Vertex Pharmaceuticals
                            Incorporated. Mr. Schmidt was
                            formerly a Director and
                            Chairman of the Board of
                            Vitarine Pharmaceuticals,
                            Inc., which filed a voluntary
                            petition for bankruptcy under
                            Chapter 11 of the United
                            States Bankruptcy Code with
                            the United States Bankruptcy
                            Court for the Southern
                            District of New York on May
                            24, 1991.

      NAME OF                 PRINCIPAL OCCUPATIONS,          YEAR PRESENT
     NOMINEE OR               OTHER DIRECTORSHIPS AND        TERM OF OFFICE
      DIRECTOR      AGE     POSITIONS WITH THE COMPANY      AS DIRECTOR BEGAN
 ------------------ --- ----------------------------------  -----------------
 J. Taylor Wharton   55 Chairman of the Department of             1992
                         Gynecology at the University of
                         Texas M.D. Anderson Cancer
                         Center.
 Ward W. Woods, Jr.  51 President and Chief Executive             1974
                         Officer of Bessemer Securities
                         Corporation, private investment
                         firm. Director of BCP/Essex
                         Holdings Inc., Boise Cascade
                         Corporation, Essex Group, Inc.,
                         Overhead Door Corporation, and
                         Stant Corporation.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  According to (i) the Forms 3 and 4 and any amendments thereto filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 ("Section 16") and furnished to the Company during 1993 by persons subject to Section 16 at any time during 1993 with respect to securities of the Company ("Company Section 16 Insiders"), (ii) the Forms 5 with respect to 1993 and any amendments thereto filed pursuant to Section 16 and furnished to the Company by Company Section 16 Insiders, and (iii) the written representations from certain Company Section 16 Insiders that no Form 5 with respect to the securities of the Company was required to be filed by such Company Section 16 Insider, respectively, with respect to 1993, no Company Section 16 Insider failed to file altogether or timely any Forms 3, 4, or 5 required by Section 16 with respect to the securities of the Company or to disclose on such Forms transactions required to be reported thereon.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  According to information furnished by each of the directors and executive officers of the Company, the number of shares of the Company's Common Stock ("Company Shares"), the number of shares of FCX Class A Common Stock ("FCX Shares"), and the number of Depositary Units ("FRP Units") representing limited partnership interests in FRP beneficially owned by each of them as of December 31, 1993, was as follows:

                            NUMBER OF            NUMBER OF      NUMBER OF
        NAME OF           COMPANY SHARES         FCX SHARES     FRP UNITS
     INDIVIDUAL OR         BENEFICIALLY         BENEFICIALLY   BENEFICIALLY
   IDENTITY OF GROUP         OWNED (A)            OWNED (A)      OWNED (A)
   -----------------      --------------        ------------   ------------
Richard C. Adkerson           192,651(b)(c)(d)       5,503(d)          0
Robert W. Bruce III            25,132(b)                 0             0
Thomas B. Coleman              65,097(b)(e)         11,760(e)      7,625(b)(e)
William H. Cunningham          36,905(b)                 0           155(b)
Robert A. Day                  35,541(b)(f)        909,426(f)        124(b)
Charles W. Goodyear           188,597(b)(c)(g)           0             0
William B. Harrison, Jr.        4,200(h)                 0             0
Henry A. Kissinger             30,020(b)                 0             0
Bobby Lee Lackey               38,107(b)(i)              0           196(b)(i)
Rene L. Latiolais             517,590(b)(c)          4,000           539(j)
Gabrielle K. McDonald               0                    0             0
W.K. McWilliams, Jr.          676,922(b)(k)        146,552(k)     77,795(b)(k)
George A. Mealey              254,799(b)(c)         16,000         2,269
James R. Moffett            3,313,162(b)(c)(l)      56,712(l)     65,439(l)
George Putnam               2,047,608(b)(m)      1,947,775(m)        125(b)
B.M. Rankin, Jr.              886,041(b)(n)         41,912(n)      4,139(b)(n)
Benno C. Schmidt              718,382(b)                 0           125(b)
J. Taylor Wharton              31,484(o)             2,965(o)        822(o)
Ward W. Woods, Jr.             95,865(b)                 0           125(b)
23 directors and
 executive officers as a
 group, including those
 persons named above        9,634,611(p)         3,213,415(p)    167,658(p)

- ---------
(a) Except as otherwise noted, the individuals referred to have sole voting and investment power with respect to such Shares and Units. With the exceptions of Mr. Day (who beneficially owns 1.4% of the outstanding FCX Shares), Mr. Moffett (who beneficially owns 2.3% of the outstanding Company Shares), and Mr. Putnam (who beneficially owns 1.5% of the outstanding Company Shares and 3.0% of the outstanding FCX Shares), each of the individuals referred to holds less than 1% of the outstanding Company Shares, FCX Shares, and FRP Units, respectively. An affiliate of Mr. Day owns 5 common shares (which is 5%) of the capital stock of Freeport-McMoRan Canada Exploration Inc. and 5 common shares (which is 5%) of the capital stock of Freeport-McMoRan Canada Oil & Gas Inc., the remaining outstanding shares of which are owned by the Company.

(b) Includes Company Shares and FRP Units that could be acquired within sixty days after December 31, 1993, upon the exercise of options granted pursuant to the Company's stock option plans, as follows: Mr. Adkerson, 186,420 Company Shares; Mr. Bruce, 15,132 Company Shares; Mr. Coleman, 35,465 Company Shares and 125 FRP Units; Mr. Cunningham, 35,465 Company Shares and 125 FRP Units; Mr. Day, 30,343 Company Shares and 62 FRP Units; Mr. Goodyear, 186,420 Company Shares; Mr. Kissinger, 25,220 Company Shares; Mr. Lackey, 35,465 Company Shares and 125 FRP Units; Mr. Latiolais, 332,426 Company Shares; Mr. McWilliams, 35,465 Company Shares and 125 FRP Units; Mr. Mealey, 229,386 Company Shares; Mr. Moffett, 1,764,434 Company Shares; Mr. Putnam, 35,465 Company Shares and 125 FRP Units; Mr. Rankin, 35,465 Company Shares and 125 FRP Units; Mr. Schmidt, 35,465 Company Shares and 125 FRP Units; Mr. Woods, 35,465 Company Shares and 125 FRP Units; all directors and executive officers as a group (20 persons), 3,362,546 Company Shares and 1,062 FRP Units.
(c) Includes Company Shares held by the trustee under the Company's Employee Capital Accumulation Program, as follows: Mr. Adkerson, 2,735 Company Shares; Mr. Goodyear, 2,113 Company Shares; Mr. Latiolais, 15,191 Company Shares; Mr. Mealey, 9,513 Company Shares; Mr. Moffett, 21,293 Company Shares; all directors and executive officers as a group (8 persons), 77,093 Company Shares.
(d) Includes 724 Company Shares that may be acquired upon the conversion of 6.55% Convertible Subordinated Notes due January 15, 2001 of the Company ("Company Notes") held in trust for the benefit of Mr. Adkerson, 2,682 Company Shares that may be acquired upon the conversion of Zero Coupon Convertible Subordinated Debentures due 2006 of the Company ("Company Debentures") held in trust for the benefit of Mr. Adkerson, 90 Company Shares that may be acquired upon the conversion of Company Notes held in trust for the benefit of the spouse of Mr. Adkerson, and 5,503 FCX Shares held in trust for the benefit of Mr. Adkerson.
(e) Includes 27,762 Company Shares, 11,760 FCX Shares, and 7,500 FRP Units held by three trusts established for the benefit of Mr. Coleman's three daughters with respect to which Mr. Coleman holds sole voting and investment power but with respect to which he disclaims beneficial ownership.
(f) Includes 909,426 FCX Shares that may be acquired upon the conversion of Depositary Shares representing Step-Up Convertible Preferred Stock of FCX ("FCX Step-Up Convertible Preferred Stock") held by accounts and funds managed by affiliates of a corporation of which Mr. Day is the chief executive officer and in which he is a stockholder. Mr. Day has shared voting and investment power with respect to such Shares but disclaims beneficial ownership thereof. Mr. Day is a beneficiary of a trust that holds 600,000 Company Shares. Mr. Day has no voting or investment power with respect to such Shares and disclaims beneficial ownership thereof.
(g) Includes 64 Company Shares held in a retirement trust for the benefit of Mr. Goodyear.

(h) Includes 1,200 Company Shares owned by Mr. Harrison's wife.
(i) Includes 1,434 Company Shares and 25 FRP Units held in a retirement trust for the benefit of Mr. Lackey, 364 Company Shares held for the benefit of Mr. Lackey by the custodian under the Company's Automatic Stock Purchase Plan, and 46 FRP Units held for the benefit of Mr. Lackey by the custodian under FRP's Depositary Unit Reinvestment Plan.
(j) Includes 405 FRP Units held for the benefit of Mr. Latiolais by the custodian under FRP's Depositary Unit Reinvestment Plan.
(k) Includes 1,652 FCX Shares that may be acquired upon the conversion of FCX Step-Up Convertible Preferred Stock. Includes 5,776 Company Shares, 10,000 FCX Shares, and 2,500 FRP Units owned by Mr. McWilliams' wife with respect to which Shares and Units he disclaims beneficial ownership. Includes 35,012 FRP Units held for the benefit of Mr. McWilliams by the custodian under FRP's Depositary Unit Reinvestment Plan. Does not include any of the Shares or Units referred to in note (l) below.
(l) Includes a total of 85,140 Company Shares, 30,102 FCX Shares, and 25,839 FRP Units held for the benefit of two trusts created by Mr. Moffett for the benefit of his two children, who are adults. Mr. McWilliams and an executive officer of the Company, as co-trustees of the two trusts, have sole voting and investment power with respect to such Shares and Units held for the benefit of such trusts but have no beneficial interest therein. Messrs. McWilliams and Moffett and such executive officer disclaim beneficial ownership of such Shares and Units held for the benefit of such trusts. Includes a total of 214,648 Company Shares, 26,610 FCX Shares, and 39,600 FRP Units held for the benefit of a trust created by Mr. McWilliams for the benefit of an educational fund and his six children, who are adults. Mr. Moffett and an executive officer of the Company, as co-trustees of such trust, have sole voting and investment power with respect to such Shares and Units held for the benefit of such trust but have no beneficial interest therein. Messrs. McWilliams and Moffett and such executive officer disclaim beneficial ownership of such Shares and Units held for the benefit of such trust. Includes a total of 88,000 Company Shares held for the benefit of a trust created by Mr. Moffett for the benefit of an educational fund and his two children, who are adults. Mr. McWilliams and an executive officer of the Company, as co-trustees of such trust, have sole voting and investment power with respect to such Company Shares held for the benefit of such trust but have no beneficial interest therein. Messrs. McWilliams and Moffett and such executive officer disclaim beneficial ownership of such Company Shares held for the benefit of such trust.
(m) Includes 3,230 Company Shares held by a charitable trust with respect to which Mr. Putnam holds as co-trustee shared voting and investment power but with respect to which he disclaims beneficial ownership. Includes 2,200 Company Shares held by a trust with respect to which Mr. Putnam holds as co-trustee shared voting and investment power but with respect to which he disclaims beneficial ownership. Includes 2,000 Company Shares held by a trust with respect to which Mr. Putnam holds as trustee sole voting and investment power.

   Includes 1,560,500 Company Shares and 1,342,730 FCX Shares held by mutual funds with respect to which Mr. Putnam holds shared voting and investment power but with respect to which he disclaims beneficial ownership. Includes 222,847 Company Shares that may be acquired upon the conversion of $4.375 Convertible Exchangeable Preferred Stock of the Company ("Company Preferred Stock"), 207,858 Company Shares that may be acquired upon the conversion of Company Debentures, and 605,045 FCX Shares that may be acquired upon the conversion of FCX Step-Up Convertible Preferred Stock held by such mutual funds with respect to which Mr. Putnam holds shared voting and investment power but with respect to which he disclaims beneficial ownership.
(n) Includes 3,304 FCX Shares that may be acquired upon the conversion of FCX Step-Up Convertible Preferred Stock. Includes 348,372 Company Shares, 32,000 FCX Shares, and 4,000 FRP Units with respect to which Shares and Units Mr. Rankin has under a power of attorney sole voting and investment power but with respect to which he disclaims beneficial ownership. Includes 6,608 FCX Shares that may be acquired upon the conversion of FCX Step-Up Convertible Preferred Stock with respect to which Mr. Rankin has under powers of attorney sole voting and investment power but with respect to which he disclaims beneficial ownership. Includes 14 FRP Units held by the custodian under FRP's Depositary Unit Reinvestment Plan with respect to which Mr. Rankin has under a power of attorney voting and investment power but with respect to which he disclaims beneficial ownership.
(o) Includes 420 FCX Shares held in a retirement trust for the benefit of Mr. Wharton, 8,930 Company Shares and 2,385 FCX Shares held by Mr. Wharton's wife, 160 FCX Shares held in a retirement trust for the benefit of Mr. Wharton's wife, and a total of 4,736 Company Shares held by Mr. Wharton as custodian for his daughters. Includes Company Shares held by the custodian under the Company's Automatic Stock Purchase Plan as follows: 4,192 Company Shares for the benefit of Mr. Wharton, 3,392 Company Shares for the benefit of Mr. Wharton's wife, and a total of 1,940 Company Shares for the benefit of Mr. Wharton as custodian for his daughters. Includes FRP Units held by the custodian under FRP's Depositary Unit Reinvestment Plan as follows: 357 Units for the benefit of Mr. Wharton, 247 Units for the benefit of Mr. Wharton's wife, and a total of 218 Units for the benefit of Mr. Wharton as custodian for his daughters.
(p) See notes (b) through (o) above. Includes 1,516 Company Shares, 8,420 FCX Shares, and 6 FRP Units held in trust for the benefit of one of the executive officers, 92 Company Shares and a total of 2,180 FCX Shares held by or in trust for the benefit of the spouse of such executive officer as to which beneficial ownership is disclaimed, and 1,000 Company Shares and a total of 13,210 FCX Shares held by such executive officer as custodian as to which beneficial ownership is disclaimed. These total numbers represent approximately 6.7% of the outstanding Company Shares, approximately 4.9% of the outstanding FCX Shares, and less than 1% of the outstanding FRP Units.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  According to information furnished by each of the persons known to the Company to be a beneficial owner of more than five percent of Company Shares, the number of Company Shares beneficially owned by each of them as of December 31, 1993, was as follows:

                                            NUMBER OF
                                          COMPANY SHARES   PERCENT
        NAME AND ADDRESS OF PERSON      BENEFICIALLY OWNED OF CLASS
        --------------------------      ------------------ --------
     Delaware Management Company, Inc.      8,667,138(a)     6.2%
      1818 Market Street
      Philadelphia, Pennsylvania 19103
     Oppenheimer Group, Inc.               24,600,880(b)    17.6%
      Oppenheimer Tower
      World Financial Center
      New York, New York 10281
     The Capital Group, Inc.               13,365,490(c)     9.4%
      333 South Hope Street
      Los Angeles, California 90071

- ---------
(a) Delaware Management Company, Inc. has sole voting power as to 6,007,400 of such Company Shares, sole investment power as to 8,517,138 of such Company Shares, shared voting power as to 51,700 of such Company Shares, and shared investment power as to 150,000 of such Company Shares.
(b) Oppenheimer Group, Inc. has, indirectly through subsidiaries, shared voting and investment power as to all 24,600,880 Company Shares. Oppenheimer Group, Inc. disclaims beneficial ownership of all 24,600,880 Company Shares.
(c) The Capital Group, Inc. has, indirectly through five subsidiaries, sole voting power as to 6,108,580 of such Company Shares and sole investment power as to all 13,365,490 Company Shares. Of such 13,365,490 Company Shares, 849,220 may be acquired upon the conversion of Company Preferred Stock, 393,400 may be acquired upon the conversion of Company Notes, and 517,840 may be acquired upon the conversion of Company Debentures. The Capital Group, Inc. disclaims beneficial ownership of all 13,365,490 Company Shares.

COMPENSATION OF DIRECTORS AND RELATED TRANSACTIONS

  Each director who is not an officer of the Company or its subsidiaries receives a fee of $1,000 for attendance at each meeting of the Board or any of its committees and an annual fee consisting of (i) $25,000 for serving on the Board (the "standard portion of the annual fee"), (ii) $3,000 for each committee of which he or she is a member, and (iii) $3,000 for each committee of which he or she is the chairman. Directors who are also officers of the Company or its subsidiaries receive a $1,000 fee for each Board meeting that they attend, but they are not entitled to an annual fee or to fees for attendance at meetings of committees of the Board.

  The additional taxable income recognized by Messrs. Coleman, Kissinger, McWilliams, and Woods for their nonbusiness use in 1993 of aircraft owned or leased by the Company was approximately $7,371, $1,376, $13,764, and $807, respectively.

  In addition to the cash compensation referred to above, Mr. McWilliams received during 1993 certain other compensation consisting of the use of a Company automobile and the services of a secretary employed by the Company and a consultant under contract with the Company. The aggregate amount of such compensation in 1993 was $45,250.

  In addition to the cash compensation referred to above, Mr. Rankin received during 1993 certain other compensation consisting of reimbursement for a portion of his office rent and the services of an executive secretary employed by the Company. The aggregate amount of such compensation in 1993 was $67,400.

  The Company and Mr. Rankin entered into an agreement pursuant to which Mr. Rankin renders from time to time services to the Company relating to finance, accounting, and business development. In consideration for such services, the Company pays Mr. Rankin an annual retainer totalling $56,000.

  The Company and a corporation wholly owned by Mr. Rankin have entered into an arrangement whereby the Company is entitled to the use of a Cessna Citation S/II aircraft in which such corporation has an interest. Under the arrangement, the Company has agreed to pay such corporation charges, assessments, and an annual fee that are directly related to the Company's use of the plane and a fixed monthly fee. In 1993 the Company paid such corporation $213,844 under this arrangement.

  Kissinger Associates, Inc. ("Kissinger Associates"), a corporation of which Mr. Kissinger is Chairman of the Board and the sole stockholder, provides to the Company advice and consultation on world political, economic, strategic, and social developments affecting the Company's affairs. As compensation for such services, the Company has agreed to pay Kissinger Associates $200,000 per annum and all reasonable out-of-pocket expenses incurred in connection with providing such services.

  Kissinger Associates also provides to the Company consulting and related advisory services of Mr. Kissinger on international matters. The Company paid Kissinger Associates $300,000 for services in 1993 under this additional arrangement.

  The Company and Mr. Schmidt entered into an agreement pursuant to which Mr. Schmidt renders from time to time services to the Company with respect to technical, business, and governmental activities. In consideration for such services, the Company pays Mr. Schmidt an annual retainer of $100,000.

  The Company and a corporation wholly owned by Mr. Schmidt have entered into an arrangement whereby the Company is entitled to the use of a Jetstar II aircraft owned by such corporation. Under the arrangement, the Company has agreed to bear 40% of all actual costs incurred in connection with the operation of the aircraft other than fuel costs, the obligation for which is determined by the Company's actual percentage use of the plane. In 1993 the Company incurred $370,290 in costs under this arrangement.

  During 1993 Mr. Day participated directly or indirectly through various entities, on substantially the same basis as other parties, in exploration, development, and production operations on certain properties and in certain programs operated by the Company. Mr. Day and such entities have ownership interests in such programs or activities on the covered properties ranging from .71% to 25%, and are responsible for from .71% to 25% of the exploration and development costs associated with such programs or activities on these specific properties. During 1993 the total revenues received by Mr. Day and such entities under such programs or activities on such properties amounted to approximately $14,852,500, and their share of expenditures for exploration, development and production operations amounted to approximately $1,177,021.

  In recognition of the services of Mr. Moffett as Chairman of the Board of the Company, and to enhance the probability that such services will continue in the future, the Company made a non-interest bearing, non-transferable demand loan to him in 1988. The balance as of January 1, 1993, of the principal amount on such loan was $1,350,000. As additional compensation for services, the Company forgave in 1993 $270,000 of the principal amount of such loan. The remaining balance as of December 31, 1993, of the principal amount on such loan was $1,080,000.

  John G. Amato, who was appointed General Counsel of the Company by the Board in 1989, is not an employee of the Company. Under his arrangement with the Company, Mr. Amato is furnished with an office suite in the Company headquarters, certain office equipment, and the services of an executive secretary employed by the Company. In consideration for the legal services rendered to the Company and its subsidiaries and affiliates, Mr. Amato was paid $1,000,000. The Company provides Mr. Amato with financial counseling services; the amount of such compensation in 1993 was $38,000. The additional taxable income recognized by Mr. Amato for his nonbusiness use in 1993 of the aircraft owned or leased by the Company was approximately $1,152. The amount of matching gifts made by the Company in regard to Mr. Amato during 1993 under the Matching Gifts Program of the Company was $15,500.

PLAN FOR DEFERRAL OF DIRECTORS' FEES

  Under the 1991 Plan for Deferral of Directors' Fees (the "Deferral Plan"), a participating director may elect to defer the payment of either or both such participant's annual fees and such participant's attendance fees for services as a member of the Board and any committee of the Board. The deferred amounts are, at the direction of the participant, credited to one or two accounts in specified percentages. Fees credited to the deferred cash account earn interest at a rate equal to the prime lending rate announced from time to time by The Chase Manhattan Bank, N.A., compounded quarterly. Fees credited to the deferred stock account are converted to stock units, which are related to Company Shares and earn dividend equivalents, which are related to dividends on Company Shares. Dividend equivalents so credited are converted into additional stock units, determined on the basis of the fair market value of Company Shares. One or more cash payments of the total amounts credited to a participant's accounts will be made following the cessation of the participant's service as a director of the Company, in accordance with a payment schedule selected by the participant.

RETIREMENT PLAN FOR NON-OFFICER DIRECTORS

  The Company has a retirement plan for the benefit of non-officer directors age sixty-five or over who have completed five or more years of service on the Board. Under the retirement plan, an eligible Board member will be entitled to an annual benefit equal to a percentage of the standard portion of the annual fee for a Board member at the time of his or her retirement. The amount of such percentage, which would be at least 50% but not greater than 100%, will depend on the number of years the retiree served as a non-officer member of the Board and the number of years, if any, the retiree served as a non-officer member of the board of Freeport or McMoRan prior to April 7, 1981. The benefit would be payable from the date of retirement until the retiree's death.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

  Each present director of the Company who is not an employee of the Company is an "Eligible Director" for the grant of options under the 1988 Stock Option Plan for Non-Employee Directors (the "1988 Plan"). On May 1 of each year through 1997, each individual who is on such date an Eligible Director will be granted a nonqualified option to purchase 10,000 Company Shares at 100% of the fair market value of Company Shares on the date of such grant. All options granted under the 1988 Plan expire ten years and two days after their respective dates of grants.

  On May 1, 1993, each of the directors of the Company other than Messrs. Latiolais and Moffett and Mrs. McDonald were granted under the 1988 Plan an option for 10,000 Company Shares at an option price of $20. In 1993 none of the directors exercised options granted under the 1988 Plan.

DIRECTORS' CHARITABLE GIFT PROGRAM

  Under the Directors' Charitable Gift Program of the Company, each of the directors of the Company is entitled to designate no more than four eligible charities to receive a charitable donation in the aggregate amount of $1,000,000 from the Company upon such director's death, provided the termination of such director's service occurs as a result of death, disability, retirement, or a change in the composition of the Board after certain corporate transactions. Eligible charities include educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations, and environmental organizations. General Company assets and life insurance policies on the lives of the directors, which policies are purchased and owned by the Company, will provide the funding for the charitable gifts to be made under the Directors' Charitable Gift Program.

MATCHING GIFTS PROGRAM

  The Matching Gifts Program of the Company is available to the directors, full-time consultants, and employees of the Company. Under the Matching Gifts Program, the Company will match gifts made by a participant to eligible institutions including educational institutions, educational associations, educational funds, cultural institutions, social service community organizations, hospital organizations, and environmental organizations. Such gifts are made by the Company directly to the institution. Gifts made by a director to an eligible institution not in excess of $1,000 will be double matched by the Company, and gifts made by any other participant to an eligible institution not in excess of $500 will be double matched by the Company. The annual amount of matching gifts made by the Company in regard to a director may not exceed $40,000, and the annual amount of matching gifts made by the Company in regard to any other participant may not exceed $20,000. The amounts of the matching gifts made by the Company in 1993 in regard to each of the participating directors were as follows: $10,000 for Mr. Bruce, $26,667 for Mr. Coleman, $17,497 for Mr. Cunningham, $40,000 for Mr. Day, $6,500 for Mr. Harrison, $40,000 for Mr. Kissinger, $13,000 for Mr. Lackey, $4,672 for Mr. Latiolais, $9,000 for Mr. McWilliams, $40,000 for Mr. Moffett, $40,000 for Mr. Putnam, $38,287 for Mr. Rankin, $500 for Mr. Schmidt, and $40,000 for Mr. Woods.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows plan and non-plan compensation awarded to, earned by, or paid to the chief executive officer of the Company and each of the four most highly compensated executive officers of the Company other than such chief executive officer who served as executive officers of the Company at the end of 1993 (collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries in 1993, 1992, and 1991.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM COMPENSATION
                                                               ------------------------------------
                                 ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                       --------------------------------------- ---------------------- -------------
         (A)           (B)     (C)      (D)          (E)           (F)        (G)          (H)              (I)
                                                                           SECURITIES
                                                               RESTRICTED  UNDERLYING
       NAME AND                                 OTHER ANNUAL      STOCK     OPTIONS/      LTIP           ALL OTHER
  PRINCIPAL POSITION   YEAR SALARY($) BONUS($) COMPENSATION($) AWARD(S)($)  SARS(#)   PAYOUTS($)(1)   COMPENSATION($)
  ------------------   ---- --------- -------- --------------- ----------- ---------- -------------   ---------------
James R. Moffett,      1993  661,500        0    543,999(2)          0            0       891,345(3)      48,332(4)
 Chairman of the       1992  661,500  875,000    646,635(2)          0      750,000     3,427,588(3)      45,796(4)
 Board and Chief       1991  661,500  500,000                        0            0     1,930,246(3)
 Executive Officer
Rene L. Latiolais,     1993  325,000  300,000    410,734(5)          0      124,200       345,918(6)      23,992(7)
 President and Chief   1992  279,583  400,000      9,678(5)          0      450,000     1,037,346(6)      15,285(7)
 Operating Officer     1991  265,000  250,000                        0            0       594,503(6)
George A. Mealey,      1993  300,000  250,000     10,255(8)          0            0       162,340         22,984(9)
 Executive Vice        1992  270,833  400,000     81,625(8)          0      450,000       185,609(10)     19,763(9)
 President             1991  250,000  250,000                        0            0       248,873(10)
Richard C. Adkerson,   1993  250,000  200,000     8,776(11)          0       82,800       162,340         28,367(12)
 Senior Vice President 1992  250,000  150,000     6,235(11)          0      150,000       178,030         13,731(12)
 and Chief Financial   1991
 Officer
Charles W. Goodyear,   1993  250,000  200,000     4,415(13)          0       82,800       162,340         12,500(14)
 Senior Vice President 1992  250,000  150,000     2,370(13)          0      150,000       178,030         12,500(14)
 and Chief Investment  1991
 Officer

- ---------
(1) In 1987 the Company granted for the last time performance units pursuant to a long-term incentive plan adopted in 1981 (the "1981 LTIP"), under which amounts were credited during a six-year period. In 1988 the Company granted for the first time performance units pursuant to a long-term incentive plan adopted in 1987 (the "1987 LTIP"), under which amounts are credited during a shorter, four-year period. Thus, as a result of the reduction of the period during which credits are made with respect to units, those executive officers fully participating in both the 1981 LTIP and the 1987 LTIP received payouts under both plans in 1991 and 1992, as reflected in certain of the amounts set forth in column (h) of this table for such years (see notes (3), (6), and (10) below). The last payouts under the 1981 LTIP were made with respect to 1992; therefore, the executive officers of the Company will no longer receive credits and payouts under the 1981 LTIP.
(2) These reported amounts for 1993 and 1992 consist, respectively, of (i) $23,471 and $23,730, which were the amounts paid by the Company to or on behalf of Mr. Moffett during 1993 and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Moffett, and (ii) $520,528 and $622,905, which were the total amounts of the perquisites provided by the Company to Mr. Moffett in 1993 and 1992, respectively. Such perquisites for 1993 and 1992 consist, respectively, of
    (a) $270,000 and $270,000, which were the portions of the principal amount of a non-interest bearing loan to Mr. Moffett from the Company that were forgiven in 1993 and 1992, respectively, (b) $92,925 and $125,723, which were the amounts of the imputed interest in 1993 and 1992, respectively, on such loan to Mr. Moffett from the Company, (c) $40,000 and $40,000, which were the amounts of matching gifts made by the Company in regard to Mr. Moffett during 1993 and 1992, respectively, under the Matching Gifts Program of the Company, (d) $19,000 and $19,000, which were the amounts paid by the Company during 1993 and 1992, respectively, for financial counseling and tax return preparation and certification services provided to Mr. Moffett, and (e) $98,603 and $168,182, which were the amounts of the additional federal income recognized for federal income tax purposes by Mr. Moffett for his use of the Company's aircraft in 1993 and 1992, respectively.
(3) Of the amount reported for 1993, $79,645 was paid to Mr. Moffett under the 1981 LTIP and $811,700 was paid to Mr. Moffett under the 1987 LTIP. Of the amount reported for 1992, $2,504,118 was paid to Mr. Moffett under the 1981 LTIP and $923,470 was paid to Mr. Moffett under the 1987 LTIP. Of the amount reported for 1991, $1,237,316 was paid to Mr. Moffett under the 1981 LTIP and $692,930 was paid to Mr. Moffett under the 1987 LTIP.
(4) These reported amounts for 1993 and 1992 consist, respectively, of (i) $33,075 and $33,075, which were the aggregate amounts of contributions made by the Company in 1993 and 1992, respectively, to the accounts of Mr. Moffett under defined contribution plans of the Company; (ii) $8,257 and $7,721, which were the amounts of the insurance premiums paid by the Company in 1993 and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Moffett; and (iii) $7,000 and $5,000, which were the amounts of the fees paid by the Company in 1993 and 1992, respectively, to Mr. Moffett for attendance at Board meetings.
(5) These reported amounts for 1993 and 1992 are, respectively, the aggregate amounts paid by the Company to or on behalf of Mr. Latiolais during 1993 and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Latiolais, including, with respect to 1993 only, $395,533 in "tax-offset payments" made by the Company to Mr. Latiolais upon the exercise of Company stock options by Mr. Latiolais in 1993. These reported amounts for 1993 and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Latiolais in 1993 and 1992, respectively, which were less than $50,000 in each such year.
(6) Of the amount reported for 1993, $21,238 was paid to Mr. Latiolais under the 1981 LTIP and $324,680 was paid to Mr. Latiolais under the 1987 LTIP. Of the amount reported for 1992, $667,006 was paid to Mr. Latiolais under the 1981 LTIP and $370,340 was paid to Mr. Latiolais under the 1987 LTIP. Of the amount reported for 1991, $297,533 was paid to Mr. Latiolais under the 1981 LTIP and $296,970 was paid to Mr. Latiolais under the 1987 LTIP.
(7) These reported amounts for 1993 and 1992 consist, respectively, of (i) $16,250 and $13,980, which were the aggregate amounts of contributions made by the Company in 1993 and 1992, respectively, to the accounts of Mr. Latiolais under defined contribution plans of the Company; (ii) $3,742 and $1,305, which were the amounts of the insurance premiums paid by the Company in 1993 and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Latiolais; and, with respect to 1993 only, (iii) $4,000, which was the amount of the fees paid by the Company in 1993 to Mr. Latiolais for attendance at Board meetings.
(8) These reported amounts for 1993 and 1992 are, respectively, the aggregate amounts paid by the Company to or on behalf of Mr. Mealey during 1993 and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Mealey, including, with respect to 1992 only, $74,273 in "tax-offset payments" made by the Company to Mr. Mealey upon the exercise of Company stock options by Mr. Mealey in 1992. These reported amounts for 1993 and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Mealey in 1993 and 1992, respectively, which were less than $50,000 in each such year.
(9) These reported amounts for 1993 and 1992 consist, respectively, of (i) $15,001 and $13,542, which were the aggregate amounts of contributions made by the Company in 1993 and 1992, respectively, to the accounts of Mr. Mealey under defined contribution plans of the Company, and (ii) $7,983 and $6,221, which were the amounts of the insurance premiums paid by the Company in 1993 and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Mealey.
(10) Of the amount reported for 1992, $1,867 was paid to Mr. Mealey under the 1981 LTIP and $183,742 was paid to Mr. Mealey under the 1987 LTIP. Of the amount reported for 1991, $130,085 was paid to Mr. Mealey under the 1981 LTIP and $118,788 was paid to Mr. Mealey under the 1987 LTIP.
(11) These reported amounts for 1993 and 1992 are, respectively, the aggregate amounts paid by the Company to or on behalf of Mr. Adkerson during 1993 and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Adkerson. These reported amounts for 1993 and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Adkerson in 1993 and 1992, respectively, which were less than $50,000 in each such year.
(12) These reported amounts for 1993 and 1992 consist, respectively, of (i) $12,500 and $12,500, which were the aggregate amounts of contributions made by the Company in 1993 and 1992, respectively, to the accounts of Mr. Adkerson under defined contribution plans of the Company; (ii) $1,317 and $1,231, which were the amounts of the insurance premiums paid by the Company in 1993 and 1992, respectively, with respect to an individual universal life insurance policy for the benefit of Mr. Adkerson; and, with respect to 1993 only, (iii) $14,550, which was the amount of the scholarships provided by the Company for the benefit of two of Mr. Adkerson's sons.
(13) These reported amounts for 1993 and 1992 are, respectively, the aggregate amounts paid by the Company to or on behalf of Mr. Goodyear during 1993 and 1992, respectively, for taxes in connection with certain benefits provided by the Company to Mr. Goodyear. These reported amounts for 1993 and 1992 do not include the total amounts of the perquisites provided by the Company to Mr. Goodyear in 1993 and 1992, respectively, which were less than $50,000 in each such year.
(14) These reported amounts for 1993 and 1992 consist, respectively, of the aggregate amounts of contributions made by the Company in 1993 and 1992, respectively, to the accounts of Mr. Goodyear under defined contribution plans of the Company.

  The following table sets forth information with respect to all stock options and freestanding stock appreciation rights ("SARs") granted in 1993 by the Company to each of the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       GRANT DATE
                          INDIVIDUAL GRANTS                              VALUE
- ---------------------------------------------------------------------- ----------
        (A)               (B)           (C)         (D)         (E)        (F)
                       NUMBER OF    % OF TOTAL
                      SECURITIES   OPTIONS/SARS                        GRANT DATE
                      UNDERLYING    GRANTED TO  EXERCISE OR             PRESENT
                     OPTIONS/SARS  EMPLOYEES IN    BASE     EXPIRATION   VALUE
       NAME          GRANTED(#)(I) FISCAL YEAR  PRICE($/SH)    DATE      $(II)
       ----          ------------- ------------ ----------- ---------- ----------
James R. Moffett              0          --            --          --         --
Rene L. Latiolais       124,200        11.7%     $18.1875    12/07/03   $271,998
George A. Mealey              0          --            --          --         --
Richard C. Adkerson      82,800         7.8%     $18.1875    12/07/03   $181,332
Charles W. Goodyear      82,800         7.8%     $18.1875    12/07/03   $181,332

- --------
(i) Each of the stock options and SARs granted in 1993 by the Company to the Named Executive Officers is not immediately exercisable. Twenty-five percent of the number of stock options or SARs covered by each such grant will become exercisable on the first, second, third, and fourth anniversaries of the respective date of grant thereof. Such stock options and SARs will, however, become immediately exercisable in their entirety at such time as there shall be a "Change in Control" in the Company, as that term is defined in the agreements evidencing such stock options and SARs.
  Each of the stock options granted in 1993 by the Company to the Named Executive Officers has an equal number of "Limited Rights" granted in tandem therewith. Each such "Limited Right" may be exercisable only for a limited period in the event of any tender offer, exchange offer, or series of purchases or other acquisitions, or any combination of those transactions, as a result of which more than 40% of the Company Shares outstanding are acquired in such offer. Each such "Limited Right" entitles the holder thereof to receive an amount in cash equal to the excess of the highest price paid in such offer over the exercise price of the stock option with which it is in tandem.
(ii) The Black-Scholes option pricing model was used to determine the grant date present value of the stock options and SARs granted in 1993 by the Company to the Named Executive Officers. Under the Black-Scholes option pricing model, the grant date present value of each stock option and SAR referred to in the table was calculated to be $2.19. The following facts and assumptions were used in making such calculation: (i) an exercise price of $18.1875 for each such stock option and SAR; (ii) a fair market value of $18.1875 for one Company Share on the date of grant; (iii) a dividend yield of 6.9%, derived from dividing (x) $1.25, which was the amount of the dividend paid on one Company Share in 1993, by (y) $18.1875, which was the fair market value of one Company Share on the date of grant;
     (iv) a stock option or SAR term of 10 years; (v) a stock volatility of 21.5%, based on an analysis of weekly closing stock prices of Company Shares and dividends paid on Company Shares during the three-year period prior to the date of grant; and (vi) an assumed risk-free interest rate of 5.8%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options or SARs were applied. The resulting grant date present value of $2.19 for each stock option and SAR was multiplied by the total number of stock options and SARs granted to each of the Named Executive Officers to determine the total grant date present value of such stock options and SARs granted to each Named Executive Officer, respectively.

  The following table sets forth information with respect to all exercises of Company stock options and SARs in 1993 by each of the Named Executive Officers and all outstanding Company stock options and SARs held by each of the Named Executive Officers as of December 31, 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

             (A)                (B)           (C)          (D)           (E)
                                                        NUMBER OF
                                                       SECURITIES     VALUE OF
                                                       UNDERLYING    UNEXERCISED
                                                       UNEXERCISED  IN-THE-MONEY
                                                      OPTIONS/SARS  OPTIONS/SARS
                                                      AT FY-END(#)  AT FY-END($)
                          SHARES ACQUIRED    VALUE    EXERCISABLE/  EXERCISABLE/
            NAME           ON EXERCISE(#) REALIZED($) UNEXERCISABLE UNEXERCISABLE
            ----          --------------- ----------- ------------- -------------
     James R. Moffett              0             --     2,107,525    $8,411,718
                                                        1,101,626    $2,861,394
     Rene L. Latiolais        85,631       $880,379       439,933    $1,145,420
                                                          520,406    $  626,502
     George A. Mealey              0             --       340,060    $  597,015
                                                          390,660    $  260,632
     Richard C. Adkerson           0             --       279,630    $  778,486
                                                          255,834    $  369,119
     Charles W. Goodyear           0             --       259,452    $  714,978
                                                          255,834    $  369,119

  The following table sets forth information with respect to all long-term incentive plan awards made in 1993 by the Company to each of the Named Executive Officers.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                          ESTIMATED FUTURE PAYOUTS
                                                      UNDER NON-STOCK PRICE-BASED PLANS
                                                  -----------------------------------------
           (A)               (B)          (C)          (D)           (E)           (F)
                                      PERFORMANCE
                                       OR OTHER
                          NUMBER OF     PERIOD
                        SHARES, UNITS    UNTIL
                          OR OTHER    MATURATION    THRESHOLD      TARGET        MAXIMUM
          NAME            RIGHTS (#)   OR PAYOUT  ($ OR #) (II) ($ OR #) (II) ($ OR #) (II)
          ----          ------------- ----------- ------------- ------------- -------------
   James R. Moffett      100,000(i)    12/31/96        N/A        $264,000         N/A
   Rene L. Latiolais      40,000(i)    12/31/96        N/A        $105,600         N/A
   George A. Mealey       40,000(i)    12/31/96        N/A        $105,600         N/A
   Richard C. Adkerson    20,000(i)    12/31/96        N/A        $ 52,800         N/A
   Charles W. Goodyear    20,000(i)    12/31/96        N/A        $ 52,800         N/A

- ---------
(i) This amount is the number of performance units covered by the performance award granted in 1993 by the Company to such Named Executive Officer, which performance units were credited to the performance award account of such Named Executive Officer. The performance award account of such Named Executive Officer will be credited, as of December 31 of each year, with an amount equal to the "Annual Earnings Per Share" (or "Net Loss Per Share") of the Company's common stock for that year multiplied by the number of performance units then credited to such performance award account. For purposes of determining "Annual Earnings Per Share" or "Net Loss Per Share," the net income or net loss of each majority-owned subsidiary of the Company that is attributable to equity interests that are not owned by the Company is included; furthermore, if "Annual Earnings Per Share" or "Net Loss Per Share" are affected by special factors, including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items such as restructuring charges, that in the judgment of the Corporate Personnel Committee of the Board of Directors should not be taken into account, in whole or in part, the Committee may adjust "Annual Earnings Per Share" or "Net Loss Per Share" accordingly. The balance with respect to performance units in such performance award account is generally paid as soon as practicable on or after December 31 of the year in which the third anniversary of the grant of such performance units occurs.
(ii) There are no "threshold," "target," or "maximum" amounts payable with respect to long-term incentive plan awards made by the Company. The amounts set forth in column (e) of this table are representative amounts based on the adjusted "Annual Earnings Per Share" of the Company's common stock for 1993, as determined by the Committee. See footnote (i) immediately above with respect to the determination of "Annual Earnings Per Share," including adjustments thereto by the Committee.

  The following table sets forth the estimated annual benefits payable upon retirement at the age of 65 under the defined benefit plans of the Company to an employee hired prior to January 1, 1986, in the compensation and years of service classifications specified. Such benefits payable to an employee hired prior to January 1, 1986, are set forth below without parentheses, and such benefits payable to an employee hired on or after January 1, 1986, are set forth below within parentheses.

                               PENSION PLAN TABLE

                                YEARS OF SERVICE
              ----------------------------------------------------------
REMUNERATION     15        20        25        30        35        40
- ------------  --------  --------  --------  --------  --------  --------
  125,000       37,500    50,000    62,500    68,750    75,000    81,250
               (30,469)  (40,625)  (50,781)  (60,938)  (71,094)  (81,250)
  150,000       45,000    60,000    75,000    82,500    90,000    97,500
               (36,563)  (48,750)  (60,938)  (73,125)  (85,313)  (97,500)
  175,000       52,500    70,000    87,500    96,250   105,000   113,750
               (42,656)  (56,875)  (71,094)  (85,313)  (99,531) (113,750)
  200,000       60,000    80,000   100,000   110,000   120,000   130,000
               (48,750)  (65,000)  (81,250)  (97,500) (113,750) (130,000)
  225,000       67,500    90,000   112,500   123,750   135,000   146,250
               (54,844)  (73,125)  (91,406) (109,688) (127,969) (146,250)
  250,000       75,000   100,000   125,000   137,500   150,000   162,500
               (60,938)  (81,250) (101,563) (121,875) (142,188) (162,500)
  300,000       90,000   120,000   150,000   165,000   180,000   195,000
               (73,125)  (97,500) (121,875) (146,250) (170,625) (195,000)
  400,000      120,000   160,000   200,000   220,000   240,000   260,000
               (97,500) (130,000) (162,500) (195,000) (227,500) (260,000)
  450,000      135,000   180,000   225,000   247,500   270,000   292,500
              (109,688) (146,250) (182,813) (219,375) (255,938) (292,500)
  500,000      150,000   200,000   250,000   275,000   300,000   325,000
              (121,875) (162,500) (203,125) (243,750) (284,375) (325,000)
  750,000      225,000   300,000   375,000   412,500   450,000   487,500
              (182,813) (243,750) (304,688) (365,625) (426,563) (487,500)
1,000,000      300,000   400,000   500,000   550,000   600,000   650,000
              (243,750) (325,000) (406,250) (487,500) (568,750) (650,000)
1,250,000      375,000   500,000   625,000   687,500   750,000   812,500
              (304,688) (406,250) (507,813) (609,375) (710,938) (812,500)
1,350,000      405,000   540,000   675,000   742,500   810,000   877,500
              (329,063) (438,750) (548,438) (658,125) (767,813) (877,500)

  Under the defined benefit plans of the Company, each employee who retires on or after reaching the normal retirement age of sixty-five becomes entitled to a life annuity in an amount dependent on length of service and "average annual earnings," offset by a percentage of the employee's covered compensation multiplied by the number of the employee's years of service, as calculated in accordance with the Internal Revenue Code of 1986, as amended. "Average annual earnings" is defined as the average earnings in the three calendar years out of the last 10 calendar years of employment prior to the employee's retirement or normal retirement date, whichever occurs first, for which such employee received the highest earnings. Earnings for this purpose generally include annual base salary (see "Salary" in the Summary Compensation Table above) for the year in question plus 50% of bonuses (see "Bonus" in the Summary Compensation Table above) for the previous year to the extent not deferred by the employee. The compensation classifications set forth in the Pension Plan Table immediately above are "average annual earnings." The length of service of certain officers and employees includes for these purposes the number of years such person served with Freeport or McMoRan, respectively.

  The respective annual earnings for 1993 only (not "average annual earnings") covered by the defined benefit plans and arrangements of the Company, which are based on the amount of the salary for 1993 reported in the Summary Compensation Table above and 50% of the amount of the bonus for 1992 reported in the Summary Compensation Table above to the extent not deferred, for the Named Executive Officers were as follows, with their respective years of credited service under the defined benefit plans of the Company at December 31, 1993 being shown in parentheses: Mr. Moffett, $1,099,000 (13 years); Mr. Latiolais, $525,000 (29 years); Mr. Mealey, $500,000 (18 years); Mr. Adkerson, $325,000 (5 years); Mr. Goodyear, $325,000 (5 years). Messrs. Moffett, Latiolais, and Mealey were hired prior to January 1, 1986, and Messrs. Adkerson and Goodyear were hired after January 1, 1986.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  James C. Dudley, who retired as a director of the Company in 1993, and Messrs. Bruce, Cunningham, Harrison, McWilliams, Putnam, Rankin, Wharton, and Woods (collectively, the "1993 Corporate Personnel Committee Members") served as the members of the Corporate Personnel Committee of the Board during all or a portion of 1993. None of the 1993 Corporate Personnel Committee Members was an officer or employee of the Company or any of its subsidiaries during 1993 or formerly an officer of the Company or any of its subsidiaries, and none of the 1993 Corporate Personnel Committee Members is affiliated with an entity that has or had in 1993 a significant business relationship with the Company and its subsidiaries. Messrs. McWilliams and Rankin were, however, co-founders and officers of McMoRan Oil & Gas Co., a predecessor corporation of the Company. None of the executive officers of the Company served during 1993 as a director or as a member of the compensation committee of another entity (other than a subsidiary of the Company), one of whose executive officers served as a director or as a member of the Corporate Personnel Committee of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporate Personnel Committee is composed of six independent directors, none of whom are employees of the Company. The Committee met three times in 1993. Specific duties of the Committee include determining the compensation of the chief executive officer (the "Chief Executive Officer") and senior executive officers of the Company and administering the annual incentive plan, the long-term incentive plans, and the stock option plans of the Company.

  In addition, the Committee reviews the results of an annual comparison of Company performance and executive compensation relative to the group of oil, chemical and mining companies comprising the group of peer issuers (the "Peer Group") whose cumulative total shareholder return is compared in the performance graph included in the 1994 proxy statement of the Company. The review is conducted by an independent executive compensation consultant to help ensure that overall executive compensation levels track Company performance relative to the Peer Group.

  The Committee uses the policies described below as a framework for the compensation program in which the Company's senior executive officers participate.

  Base salaries of the executive officers have been frozen except for increases to recognize increased responsibilities through promotions or to recognize significant changes in market salaries among the members of the Peer Group. Consistent with this practice, the Chief Executive Officer's base salary did not increase in 1993, staying at the rate last adjusted in 1990.

  The annual incentive plan of the Company is generally designed to provide above-average variable incentive award opportunities so that total annual cash compensation is either above Peer Group averages when performance exceeds certain internal and peer performance standards described below or below such averages when Company performance is below these standards. The annual incentive plan is also generally designed to give the Committee considerable latitude in assessing performance and determining the total amount available for awards and the size of awards to individual officers.

  In 1993 each executive officer was assigned a target award, expressed as a percentage of base salary, which served as a guideline amount. The combination of base salaries and target incentive awards is generally designed to achieve total annual cash compensation substantially equal to 75th percentile Peer Group levels. Actual annual incentive awards have ranged from zero to a multiple of the target awards. As a result, the competitive position of total annual cash compensation has varied substantially from year to year depending on performance.

  Under the terms of the annual incentive plan, no awards will be made for any year if the five-year average "Return on Investment" is less than 6%. During the five-year period ending in

1993, the average "Return on Investment" was 10.3%. When determining the total amount awarded to executive officers for 1993, the Committee considered as a guideline a limit on the total amount awarded of one and one-half percent of "Managed Net Income" for such year, which includes net income earned by the Company and its affiliates whose securities are publicly traded.

  During the second quarter of 1993, the Company undertook a restructuring of its administrative organization. This restructuring represented a major step by the Company to lower its costs of operating and administering its businesses in response to weak market prices of the commodities produced by its operating units. As part of this restructuring, the Company significantly reduced the number of employees engaged in administrative functions, changed its management information systems environment to achieve efficiencies, reduced its needs for office space, "outsourced" a number of administrative functions, and implemented other actions to lower costs. As a result of this restructuring process, the level of the Company's administrative cost has been reduced substantially over what it would have been otherwise, which benefit will continue in the future; however, the restructuring process entailed incurring certain one-time costs by the Company. In conjunction with the restructuring project, the Company changed its accounting systems and undertook a detailed review of its accounting records and valuation of various assets and liabilities.

  The Company's 1993 earnings reflect charges relating to the restructuring of the administrative organization, reductions in the book carrying value of certain assets to estimated recoverable amounts, adjustments to general and administrative expenses and production and delivery costs resulting from restructuring activities, and changes in accounting principles. As a result, the Company reported a net loss per share in 1993, although the Committee believes that the strategic position of the Company and its ability to maximize future earnings improved. To avoid penalizing management for taking actions that the Committee believes are in the best long-term interests of shareholders, the Committee approved an adjustment to "Managed Net Income" to exclude these expenses in 1993, with the adjustment to be taken into account in determining bonuses in future years.


  To determine the total amount available for incentive awards in 1993, the Committee considered certain Company performance factors and operational and strategic accomplishments achieved in 1993. These performance factors were not individually weighted.

  The financial performance factors included the percentage change in total "Managed Net Income" over the prior year, return on managed equity, and "Return on Investment." Estimated 1993 results of these performance factors, before and after the impact of the adjustments to "Managed Net Income" described above, were compared to the Company's historical results during each of the last three fiscal years and to the estimated and actual results of the Peer Group during the same periods. Operational and strategic accomplishments of the Company and its subsidiaries during 1993 considered by the Committee included:
(i) the completion of the joint venture formed by an affiliate of the Company and IMC Fertilizer, Inc., which is anticipated to result in shared annual cost savings by the parties of at least $95 million; (ii) the expansion of mining and milling production facilities in Indonesia significantly ahead of plan;
(iii) the addition of 5.9 billion pounds of copper, 7.0 million ounces of gold, and 39.1 million ounces of silver to Indonesian mineral reserves as a result of exploration efforts; (iv) the anticipated additional annual cost reductions of $27 million as a result of organizational restructuring; (v) the increased sulphur and oil and gas production at Main Pass Block 299, offshore Louisiana in the Gulf of Mexico; (vi) the acquisition of a corporation that owns a copper smelter in Spain with an annual production capacity of approximately 150,000 metric tons of metal, and the execution of a management services agreement pertaining to the operation of a nitrogen and phosphate fertilizer business in Spain; (vii) the sale of certain enhanced infrastructure assets in Indonesia;
(viii) the sales of certain other assets; and (ix) the elimination of certain subsidiary bank indebtedness by the use of proceeds from public offerings of equity securities.

  After reviewing these performance factors, the Committee concluded that, although the current year's financial results were below historical levels and generally below Peer Group medians, operational and strategic accomplishments exceeded expectations. Balancing these performance factors, and considering that certain strategic moves in the best long-term interests of the Company and shareholders have reduced earnings in the short-term, the Committee approved an incentive pool of 1.3% of adjusted "Managed Net Income." This percentage is below the guideline amount and the percentages reserved for incentive awards in prior years. The dollar amount of the incentive pool declined by 67% from the prior year, reflecting the decline in total "Managed Net Income" and the reduced percentage of income reserved for incentive awards.

  Although the Committee believes that management should be recognized for strategic accomplishments in 1993, the Chief Executive Officer asked the Committee to exclude him from bonus considerations for the year. As a result of the Chief Executive Officer declining an annual incentive in 1993, his annual cash compensation was limited to base salary only and is expected to fall in the lower quartile of cash compensation levels of the Company's Peer Group. Incentive awards for other named executive officers in 1993 generally approximated their target annual incentive awards.

  Stock and cash long-term incentives award guidelines are intended to provide a total potential value that is greater than the value of annual cash compensation to reinforce the importance of shareholder value creation. Executive officers participate in three long-term incentives: stock options, freestanding stock appreciation rights ("Freestanding SARs"), and performance units. Award guidelines for these incentives are expressed as a fixed number of options, rights, or units, as the case may be, that vary according to the position level of each participating executive officer. The guidelines were originally developed by the Committee and confirmed by a competitive review of compensation practices of the Peer Group conducted by an independent executive compensation consultant. The total value of long-term incentive awards is generally intended to produce total compensation based on future performance that exceeds 75th percentile levels of the Peer Group for the Chief Executive Officer and substantially equals 75th percentile levels of the Peer Group for other executive officers. Stock options and Freestanding SARs are emphasized over performance units.

  The Committee encourages executive officers to accumulate significant equity ownership in the Company by granting stock options. Grants of Freestanding SARs are also made to provide senior executive officers the means to hold the shares of Company Common Stock acquired upon their stock option exercises and to add to their ownership position in the Company. Each Freestanding SAR represents the right to receive a cash payment equal to the excess of the fair market value of a share of Company Common Stock on the date of exercise of the Freestanding SAR over the exercise price of the Freestanding SAR. The exercise price of a stock option or a Freestanding SAR is equal to the fair market value of a share of Company Common Stock on the date of grant of such stock option or Freestanding SAR.

  The stock option and Freestanding SAR grants made in 1993 to senior executive officers were based on the award guidelines described above. The number of previously granted stock options was also taken into account by the Committee when administering the guidelines. To increase the incentive and retention value of stock option and Freestanding SAR grants, the Committee decided to make larger, less frequent grants of stock options and Freestanding SARs to senior executive officers in 1992 instead of smaller, annual grants. Accordingly, no grants of stock options and Freestanding SARs were made by the Committee in 1993 to the Chief Executive Officer and certain executive officers. Other executive officers received grants based on the award guidelines, the number of their previously granted stock options, and the Committee's desire to recognize their promotions and increased responsibilities.

  The Committee supplements stock option grants to senior executive officers with annual grants of performance units. Although the Committee generally has the authority to adjust actual awards above or below the guideline amounts, actual awards of performance units to the Chief Executive Officer and other executive officers in 1993 equaled the guideline amounts and did not reflect any other factors.

  Performance units are designed to link a portion of executive compensation to cumulative earnings per share because the Company believes that sustained profit performance will help support increases in shareholder value. Each performance unit covered by a performance award is annually credited with an amount equal to the "Annual Earnings Per Share" (or "Net Loss Per Share") of Company Common Stock until the "Award Valuation Date" for such performance award, which is generally December 31 of the year in which the third anniversary of the grant of such performance award occurs. Such credits are generally paid as soon as practicable after such

"Award Valuation Date." The adjustments to "Managed Net Income" approved by the Committee in determining annual incentives were also made to "Annual Earnings Per Share" for purposes of 1993 credits to outstanding performance units.

  Under new section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, no deduction by a publicly held corporation shall be allowed for "applicable employee remuneration" made by the corporation to certain highly compensated employees to the extent that the amount of such remuneration for the taxable year for any such individual exceeds $1,000,000. Section 162(m) provides for the exclusion of performance based compensation from the "applicable employee remuneration" that is subject to such deduction limitation. It is the policy of the Company that the components of executive compensation that are inherently performance based should qualify for such exclusion from the deduction limitation under Section 162(m). Those components consist of the annual incentive awards, stock options, Freestanding SARs, and performance units discussed hereinabove. In connection therewith, the Board of Directors of the Company has recommended that, at their 1994 annual meeting, the stockholders of the Company approve amendments to the Annual Incentive Plan and the 1992 Long-Term Performance Incentive Plan of the Company that are designed to qualify compensation payable thereunder for deductibility under
Section 162(m). Under proposed regulations, including transition rules, promulgated by the Internal Revenue Service of the Department of the Treasury pursuant to Section 162(m), it is not necessary that the 1992 Stock Option Plan of the Company be amended at this time to maintain the deductibility of compensation payable thereunder upon the exercise of stock options and Freestanding SARs. The Company anticipates that the remaining components of individual executive compensation for each highly compensated employee of the Company that do not qualify for any exclusion from the deduction limitation of
Section 162(m) should not exceed $1,000,000 in any given year for most of such employees, respectively, and should therefore qualify for deductibility in most instances.

                                               William H. Cunningham, Chairman

                                               Robert W. Bruce III

                                               William B. Harrison, Jr.

                                               George Putnam

                                               J. Taylor Wharton

                                               Ward W. Woods, Jr.

PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total shareholder return on Company Shares with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of a group of peer issuers during 1989, 1990, 1991, 1992, and 1993.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                            FREEPORT-MCMORAN INC.,
                          S&P 500 INDEX & PEER GROUP

                        [PERFORMANCE GRAPH APPEARS HERE]

                                FREEPORT-
Measurement period              MCMORAN                      PEER
(Fiscal year Covered)              INC.        S&P 500       GROUP
- ---------------------           ---------     ---------     -------
Measurement PT-12/31/88         $100.00      $100.00        $100.00
FYE 12/31/89                    $125.91      $131.69        $134.66
FYE 12/31/90                    $147.18      $127.60        $119.64
FYE 12/31/91                    $178.16      $166.47        $134.30
FYE 12/31/92                    $168.93      $179.15        $146.35
FYE 12/31/93                    $205.18      $197.21        $161.58

ASSUMES $100 INVESTED ON DECEMBER
31, 1988 IN FREEPORT-McMoRan INC.
COMMON STOCK, S&P 500 INDEX &
PEER GROUP

* TOTAL RETURN ASSUMES
REINVESTMENT OF DIVIDENDS

  On June 30, 1992, the Company distributed to the holders of its Common Stock all the outstanding shares of common stock of FM Properties Inc. ("FMPO") at the rate of one share of FMPO common stock for every ten shares of Company Common Stock. The value of each such share of FMPO common stock on the date of such distribution was determined by the Company to be equal to $1.75, or $.175 for each Company Share. The performance graph above was prepared under the assumption that a special dividend of $.175 was paid on each Company Share and reinvested in Company Shares as of June 30, 1992.

  The members of the peer group referred to in the performance graph above are Air Products & Chemicals Inc., Aluminum Co. of America, Amerada Hess Corp., Amoco Corp., Ashland Oil Inc., Burlington Northern Inc., Cyprus Amax Minerals Company, Dexter Corp., Dow Chemical Company, FMC Corp., Hercules Inc., Louisiana Land & Exploration Co., Maxus Energy Corp., Murphy Oil Corp., Occidental Petroleum Corp., Olin Corp., Owens Corning Fiberglass Corp., Pennzoil Co., PPG Industries Inc., Union Pacific Corp., Unocal Corp., Upjohn Co., Valero Energy Corp., and The Williams Companies. AMAX Inc. was a member of the peer group referred to in the performance graph appearing in the proxy statement of the Company for 1993. In November, 1993, AMAX Inc. was merged with and into Cyprus Minerals Company, and Cyprus Minerals Company survived the merger and changed its name to Cyprus Amax Minerals Company. Shareholder return information with respect to AMAX Inc. is no longer available; so Cyprus Amax Minerals Company has been substituted for AMAX Inc. in the peer group of the Company and its cumulative total shareholder return is included in that of the peer group reflected in the performance graph above.

                            RATIFICATION OF AUDITORS

  The Board of Directors of the Company seeks ratification by the stockholders of the Board's appointment of Arthur Andersen & Co. to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1994. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen & Co. not be ratified. One or more representatives of the firm will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                PROPOSED AMENDMENTS TO THE ANNUAL INCENTIVE PLAN

  The Board of Directors of the Company unanimously proposes that stockholders approve the adoption of amendments to the Company's Annual Incentive Plan (the "Annual Plan"). The major changes currently proposed to be made in the Annual Plan are summarized below. The following summaries of the Plan and proposed changes are qualified in their entirety by reference to the text of the Annual Plan, as it is proposed to be amended, which is attached to the Proxy Statement as Exhibit A.

REASONS FOR PROPOSED CHANGES

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits tax deductions for executive compensation under certain circumstances. The deduction restrictions relate to the compensation of "covered employees" as defined in Section 162(m), which are the chief executive officer and the four other highest paid executive officers of the Company for the previous fiscal year. Under Section 162(m), certain performance-based compensation will be tax deductible without regard to the limitation imposed by Section 162(m) if the compensation is paid upon the achievement of preestablished performance goals and the material terms of the arrangements are approved by shareholders of the taxpaying corporation.

  The Board proposes to amend the Annual Plan in such a manner as to qualify Annual Plan awards as performance-based compensation in compliance with Section 162(m) and proposed regulations thereunder and to maximize the Company's ability to grant awards under the Annual Plan to covered employees that will be deductible as compensation.

SUMMARY OF ANNUAL PLAN

  The Annual Plan was adopted by the stockholders of the Company in 1987. The purpose of the Annual Plan is to provide annual cash incentive bonuses for senior executives of the Company whose performance in fulfilling the responsibilities of their positions can have a major impact on the Company's profitability and future growth.

  Salaried officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) are eligible to receive awards. Currently, approximately 7,570 employees would be eligible to receive awards; however, as of December 31, 1993, only 9 active officers and employees were participating in the Annual Plan. Awards are made by the Corporate Personnel Committee of the Board of Directors, which currently consists of six members of the Board each of whom is a "disinterested person" with the meaning of Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Act of 1934. It is also expected that Committee members will qualify as "outside directors" for purposes of meeting the requirements for performance-based compensation under Section 162(m).

  Awards will be made for any year and will be paid in cash by the following year unless and to the extent that a participant has made an effective election to defer payment for up to ten years. Generally, unpaid deferred amounts will bear interest at a rate that, pursuant to Committee determination in accordance with the terms of the Annual Plan, is currently equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A.

  No awards will be made with respect to any calendar year if the average of the "Return on Investment" (as defined in the Annual Plan) for such year and each of the four preceding calendar years, after giving effect to any amounts awarded or credited with respect to such prior years and the amounts that would have been so awarded or credited in such year, is less than six percent (the "Return on Investment Test").

  The Annual Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. No such amendment or termination shall, however, adversely affect any awards previously made to a participant and deferred by such participant pursuant to the Annual Plan.

  The adoption of the Annual Plan, as proposed to be amended, does not preclude the Company from adopting or continuing in effect other compensation arrangements, which may be either generally applicable or applicable only in specific cases.

SUMMARY OF PROPOSED CHANGES TO THE ANNUAL PLAN

  The Annual Plan currently provides that the Committee shall, from time to time in its sole discretion, determine which officers and employees shall be granted awards under the Annual Plan and the amount of such awards to be granted. The proposed amendments would provide that the amount of any award made by the Committee with respect to any year to a "Covered Employee" (as defined in the proposed amendments to the Annual Plan) shall be equal to a specified percentage of "Net Cash Provided by Operating Activities" (as defined in the Annual Plan) for such year, although the Committee retains the discretion to reduce or eliminate the amount of any such award to any "Covered Employee." The definition of "Covered Employee" provided in the proposed amendments is intended generally to include all "covered employees" as defined in Section 162(m).

  The Annual Plan currently provides that the Committee should consider 1.5% of "Managed Net Income" as a guideline when determining the maximum aggregate amount of awards made to all participants under the Annual Plan for any calendar year. The proposed amendments would replace such guideline with a guideline of 2.5% of "Net Cash Provided by Operating Activities" for purposes of determining the maximum aggregate amount of awards made to all participants under the Annual Plan for any calendar year. The proposed amendments would also affirmatively limit the maximum annual aggregate amount of possible awards to "Covered Employees" made under the Annual Plan to such percentage of "Net Cash Provided by Operating Activities." The Board of Directors believes that "Net Cash Provided by Operating Activities" is a critical factor in the success of the business of the Company and that, in preference to the "Managed Net Income" guideline, it would provide a better guideline in determining bonus awards more commensurate with management performance.

  The Annual Plan currently permits the Committee to make adjustments to "Managed Net Income" and the Company's "Total Investment of Capital" (as defined in the Annual Plan) as it deems appropriate in its judgment when calculating "Return on Investment" for purposes of the Return on Investment Test under the Annual Plan. The proposed amendments would eliminate the ability of the Committee to make such adjustments with respect to awards to Covered Employees.

  The Committee and the Board believe that the effects of the proposed amendments will be to restrict the discretion of the Committee in such a manner as to preserve the ability of the Company to grant awards under the Annual Plan that will qualify as deductible compensation under Section 162(m).

  For information with respect to the benefits or amounts under the Annual Plan, as proposed to be amended, that would have been received by or allocated to each of the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, for 1993 if the Annual Plan, as proposed to be amended, had been in effect, see the table under the caption "Summary of the Long-Term Plan" below.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENTS TO THE ANNUAL PLAN

  Approval of the proposed amendments to the Annual Plan requires the affirmative vote of the holders of at least a majority of the Company Shares present or represented and entitled to vote at the 1994 Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE ANNUAL PLAN.

               PROPOSED 1992 LONG-TERM PERFORMANCE INCENTIVE PLAN

  The Board of Directors of the Company unanimously proposes that stockholders approve the Company's 1992 Long-Term Performance Incentive Plan (the "Long-Term Plan"). The following summary of the Long-Term Plan is qualified in its entirety by reference to the text of the Long-Term Plan, which is attached to the Proxy Statement as Exhibit B.

REASONS FOR PROPOSAL

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits tax deductions for executive compensation under certain circumstances. The deduction restrictions relate to the compensation of "covered employees" as defined in Section 162(m), which are the chief executive officer and the four other highest paid executive officers of the Company for the previous fiscal year. Under Section 162(m), certain performance-based compensation will be tax deductible without regard to the limitation imposed by Section 162(m) if the compensation is paid upon the achievement of pre-established performance goals and the material terms of the arrangement are approved by shareholders of the taxpaying corporation.

  The Long-Term Plan was adopted by the Board of Directors in 1992. Subsequent to the enactment of Section 162(m) and in accordance with requirements thereof, the Board amended the Long-Term Plan in 1994 and proposes that the stockholders of the Company adopt the Long-Term Plan, as amended, so as to qualify performance awards under the Long-Term Plan as performance-based compensation in compliance with Section 162(m) and proposed regulations thereunder and to maximize the Company's ability to grant performance awards under the Long-Term Plan to covered employees that will be deductible as compensation.

SUMMARY OF THE LONG-TERM PLAN

  The purpose of the Long-Term Plan is to provide incentive awards based on long-term performance for senior executives of the Company whose performance in fulfilling the responsibilities of their positions can have a major impact on the Company's profitability and future growth.

  Salaried officers or employees of the Company or any of its subsidiaries (including officers or employees who are also directors) are eligible to be granted performance awards. Currently, approximately 7,570 employees would be eligible to receive performance awards; however, as of December 31, 1993, only 35 active officers and employees were participating in the Long-Term Plan. Performance awards are made by the Corporate Personnel Committee of the Board of Directors, which currently consists of six members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3. It is also expected that Committee members will qualify as "outside directors" for purposes of meeting the requirements for performance-based compensation under
Section 162(m). A participant may hold more than one outstanding performance award at any time.

  A performance award consists of a number of performance units, which are credited to a performance award account. Each such account is credited, as of December 31 of each year, with an amount equal to the "Annual Earnings Per Share" or "Net Loss Per Share," as defined in the Long-Term Plan, of the Company's Common Stock for each performance unit then credited to such account. The balance in the account is paid to the participant in cash as soon as practicable after December 31 of the third year following the date of grant, unless the participant's employment with the Company terminates prior to that date.

  If a participant's employment with the Company or one of its subsidiaries terminates prior to December 31 of the third year following the date of grant for any reason other than death, disability or retirement (and other than within two years of a change in control of the Company), the balances in such participant's performance award accounts are forfeited. If such termination is as a result of an event other than a "Discharge for Cause," as defined in the Long-Term Plan, the Committee has, however, the discretion to determine that, as a result of special mitigating circumstances, no forfeiture shall occur. If such termination of employment is by virtue of death, disability or retirement, or is within two years following a change in control, performance award account balances shall be paid to such participant as soon as practicable after December 31 of the year in which such termination occurs. In addition, notwithstanding the foregoing, the Committee may pay a supplemental amount to a former participant, determined as if the term of a performance award of such former participant had been extended for up to an additional three years after the date of termination of such participant's employment with the Company.

  Under the Long-Term Plan, the Committee may suspend the making of any or all credits that would otherwise have been made to performance award accounts belonging to all or certain participants. The Committee may determine that account balances shall bear interest during any such suspension period.

  A participant may elect to defer for up to ten years the payment of all or a portion of any amount to which he has become entitled. Unpaid deferred amounts will bear interest at a rate that, pursuant to Committee determination in accordance with the terms of the Long-Term Plan, is currently equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A.

  The number of performance units outstanding at any time under the Long-Term Plan may not exceed 3,000,000. Performance units that have been forfeited, or in respect of which payment has been made or deferred, as provided in the Long-Term Plan, are no longer considered to be outstanding under the Long-Term Plan and may be re-granted. The Long-Term Plan will expire on December 31, 1997, and no performance awards may be granted under the Long-Term Plan after such date.

  The Long-Term Plan may be terminated at any time, in whole or in part, and may be amended from time to time by the Board or, upon delegation, by the Committee. No such amendment or termination shall, however, adversely affect the amounts credited to the performance award account of a participant with respect to performance awards previously made to such participant.

  The adoption of the Long-Term Plan, as amended, does not preclude the Company from adopting or continuing in effect other compensation arrangements, which may be either generally applicable or applicable only in specific cases.

  The Long-Term Plan provides that the Committee shall, from time to time in its sole discretion, determine which officers and employees shall be granted performance awards under the Long-Term Plan and the number of performance units covered by such performance awards; however, with respect to any performance award made by the Committee in any year to a "Covered Employee" (as defined the Long-Term Plan), the Long-Term Plan specifies the number of performance units to be covered by such performance award in any such year. Such specified annual numbers are, respectively, 100,000 for the chief executive officer, 75,000 for the chief operating officer, and 40,000 for any other "Covered Employee" of the Company. The definition of "Covered Employee" provided in the Long-Term Plan is intended generally to include all "covered employees" as defined in Section 162(m).

  The Long-Term Plan currently permits the Committee to make adjustments to "Net Income," "Annual Earnings Per Share," or "Net Loss Per Share" (as such terms are defined in the Long-Term Plan) as it deems appropriate in its judgment when making credits or payments in respect of performance awards under the Long-Term Plan. The Committee is prohibited, however, from making such adjustments to payments with respect to performance awards of, or credits to performance award accounts of, any "Covered Employee."

  The Committee and the Board believe that the discretion of the Committee is restricted in such a manner as to preserve the ability of the Company to deduct amounts paid in respect of performance awards under the Long-Term Plan as compensation under Section 162(m).

  The following table sets forth information with respect to the maximum benefits or amounts under the Annual Plan, as proposed to be amended, and the Long-Term Plan, as proposed to be approved, that would have been received by or allocated to each of the Named Executive Officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group, for 1993 if the Annual Plan, as proposed to be amended, and the Long-Term Plan, as proposed to be approved, had been in effect.

                               NEW BENEFIT PLANS

                                                    1992 LONG-TERM PERFORMANCE
                           ANNUAL INCENTIVE PLAN          INCENTIVE PLAN
                        --------------------------- --------------------------
                            DOLLAR        NUMBER       DOLLAR        NUMBER
   NAME AND POSITION    VALUE  ($) (A) OF UNITS (B) VALUE ($) (C) OF UNITS (D)
   -----------------    -------------- ------------ ------------- ------------
James R. Moffett,
 Chairman of the Board
 and Chief Executive
 Officer                   $938,312          0           (c)        100,000
Rene L. Latiolais,
 President and
 Chief Operating
 Officer                   $674,412          0           (c)         75,000
George A. Mealey,
 Executive Vice
 President                 $439,834          0           (c)         40,000
Richard C. Adkerson,
 Senior Vice President
 and Chief Financial
 Officer                   $439,834          0           (c)         40,000
Charles W. Goodyear,
 Senior Vice President
 and Chief Investment
 Officer                   $439,834          0           (c)         40,000
Executive Group                  (e)         0           (c)             (e)
Non-Executive Officer
 Director Group(f)                0          0             0              0
Non-Executive Officer
 Employee Group                  (e)         0           (c)             (e)

- ---------
(a) The amounts of awards that may be granted under the Annual Plan in 1994 will be determined by reference to "Net Cash Provided by Operating Activities" for 1994 and are thus not determinable at this time. The amounts set forth in this column of this table are the maximum amounts of awards that would have been received or allocated in 1993 if the Annual Plan, as proposed to be amended, had been in effect in 1993 and if the Committee had determined to award the maximum amount possible under the Annual Plan, as proposed to be amended, to each of the "Covered Employees" as defined therein.

(b) No units are awarded under the Annual Plan.
(c) The amounts of payments that may be made with respect to performance awards that may be granted under the Long-Term Plan in 1994 will be determined by reference to "Annual Earnings Per Share" or "Net Loss Per Share" for 1994, 1995, 1996, and 1997 and are thus not determinable at this time. Similarly, the amounts of payments that would be made with respect to performance awards that would have been granted in 1993 if the Long-Term Plan, as proposed to be approved, had been in effect in 1993 would be determined by reference to "Annual Earnings Per Share" or "Net Loss Per Share" for 1993, 1994, 1995, and 1996 and would thus not be determinable at this time.
(d) The numbers of units set forth in this column of this table are the maximum numbers of performance units that would be granted in 1994 in accordance with the terms of the Long-Term Plan, as proposed to be approved, if the Committee were to award in 1994 the maximum number of performance units possible under the Long-Term Plan, as proposed to be approved, to each of the "Covered Employees" as defined therein.
(e) The members of the referenced group are subject to change and the amounts of awards and performance units that may be granted to persons other than "Covered Employees" are not precisely specified in the Annual Plan and the Long-Term Plan, respectively; thus these benefits or amounts for the referenced group are not determinable.
(f) The current directors who are not executive officers are not eligible to participate in the Annual Plan or the Long-Term Plan.

VOTE REQUIRED FOR APPROVAL OF THE 1992 LONG-TERM PERFORMANCE INCENTIVE PLAN

  Approval of the Long-Term Plan requires the affirmative vote of the holders of at least a majority of the Company Shares present or represented and entitled to vote at the 1994 Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE LONG-TERM PLAN.

                                                                       EXHIBIT A

  SET FORTH BELOW IS THE TEXT OF THE ANNUAL INCENTIVE PLAN OF FREEPORT-MCMORAN INC., AS PROPOSED TO BE AMENDED. MATERIAL TO BE ADDED AS A RESULT OF THE AMENDMENTS IS SHOWN IN BOLDFACE TYPE, AND MATERIAL TO BE DELETED IS SHOWN IN BRACKETS.

                             ANNUAL INCENTIVE PLAN

                            OF FREEPORT-MCMORAN INC.

                                   ARTICLE I

                                PURPOSE OF PLAN

  SECTION 1.1. The purpose of the Annual Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its subsidiaries.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

  SECTION 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committees shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries and their respective equity holders.

                                  ARTICLE III

                     ELIGIBILITY FOR AND PAYMENT OF AWARDS

  SECTION 3.1. Subject to the provisions of the Plan, in each calendar year the Committee may select salaried officers or employees (including officers or employees who are also directors) of the Company or any of its subsidiaries to receive Awards under the Plan with respect to such year, and determine the amount of such Awards.

  SECTION 3.2. SUBJECT TO THE PROVISIONS OF THE PLAN, Awards with respect to any year shall be paid to each Participant at such time established by the Committee following the determination of the amounts of such Awards, which PAYMENT shall in no event be later than FEBRUARY 28 [January 31] of the year following such Award Year.

  SECTION 3.3. Notwithstanding the provisions of Section 3.2, if, prior to the date established by the Committee for any Award Year, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an Award to such Participant with respect to such Award Year shall be deferred and paid in one or more periodic installments, not in excess of ten, at such time or times before or after the date of such Participant's termination of employment, but not later than ten years after such date of termination of employment, as shall be specified in such election. If and only if any Award or portion thereof is so deferred for payment after December 31 of the year following such Award Year, such Award or portion thereof, as the case may be, shall, commencing with January 1 of the year following such Award Year, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee. If such Participant's employment is terminated otherwise than by death, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan and if, on the date of such termination, there remain unpaid any installments of Awards which have been deferred as provided in this Section 3.3, the Committee may, in its sole discretion, authorize payment to the Participant of the aggregate amount of such unpaid installments in a lump sum, notwithstanding such election.

  SECTION 3.4. (A) NOTWITHSTANDING THE PROVISIONS OF SECTIONS 3.1, 3.2, 3.3, 4.2(A), AND 4.2(B) HEREOF, ANY AWARD TO ANY COVERED EMPLOYEE SHALL BE GRANTED IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.4. SUBJECT TO THE DISCRETION OF THE COMMITTEE AS SET FORTH IN SECTION 4.2(C) HEREOF, THE AMOUNT OF THE AWARD THAT MAY BE GRANTED WITH RESPECT TO ANY CALENDAR YEAR TO THE COVERED EMPLOYEE WHO IS THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AT THE TIME OF SUCH GRANT SHALL BE 32% OF THE PLAN FUNDING AMOUNT FOR SUCH YEAR, THE AMOUNT OF THE AWARD THAT MAY BE GRANTED WITH RESPECT TO ANY CALENDAR YEAR TO THE COVERED EMPLOYEE WHO IS THE CHIEF OPERATING OFFICER OF

THE COMPANY AT THE TIME OF SUCH GRANT SHALL BE 23% OF THE PLAN FUNDING AMOUNT FOR SUCH YEAR, AND THE AMOUNT OF THE AWARD THAT MAY BE GRANTED WITH RESPECT TO ANY CALENDAR YEAR TO ANY OTHER COVERED EMPLOYEE SHALL BE, AS TO EACH SUCH INDIVIDUAL, 15% OF THE PLAN FUNDING AMOUNT FOR SUCH YEAR.

  (B) ALL AWARDS TO COVERED EMPLOYEES UNDER THE PLAN WILL BE MADE AND ADMINISTERED BY TWO OR MORE MEMBERS OF THE COMMITTEE WHO ARE ALSO "OUTSIDE DIRECTORS" WITHIN THE MEANING OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND RULES PROMULGATED BY THE INTERNAL REVENUE SERVICE OF THE DEPARTMENT OF THE TREASURY THEREUNDER.

  (C) ANY PROVISION OF THE PLAN TO THE CONTRARY NOTWITHSTANDING, NO COVERED EMPLOYEE SHALL BE ENTITLED TO ANY PAYMENT OF AN AWARD WITH RESPECT TO A CALENDAR YEAR UNLESS THE MEMBERS OF THE COMMITTEE REFERRED TO IN SECTION 3.4(B) HEREOF SHALL HAVE CERTIFIED THE PLAN FUNDING AMOUNT FOR SUCH YEAR AND THAT THE CONDITION OF SECTION 4.1 HEREOF HAS BEEN MET FOR SUCH YEAR.

                                   ARTICLE IV

                               GENERAL PROVISIONS

  SECTION 4.1. Any provision of the Plan to the contrary notwithstanding, no Award shall be made pursuant to Section 3.1 OR 3.4 with respect to any calendar year if the average of the Return on Investment for such calendar year and each of the four preceding calendar years, after giving effect to the aggregate amount (if any) that was awarded or credited with respect to such prior years and the aggregate amount that would otherwise have been so awarded or credited with respect to such calendar year, would be less than six percent.

  SECTION 4.2. (a) In determining the aggregate amount awarded to Participants under the Plan for any calendar year, the Committee shall consider as a guideline that the aggregate amount of all Awards granted with respect to any calendar year should not exceed TWO [one] and one-half percent of NET CASH PROVIDED BY OPERATING ACTIVITIES [Managed Net Income] for such year.

  (b) If Managed Net Income or Total Investment of Capital for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Managed Net Income or Total Investment of Capital and make payments and reductions accordingly under the Plan.

  (C) NOTWITHSTANDING THE PROVISIONS OF SUBPARAGRAPHS (A) AND (B) ABOVE, THE AMOUNT AVAILABLE FOR THE GRANT OF AWARDS UNDER THE PLAN TO COVERED EMPLOYEES WITH RESPECT TO A CALENDAR YEAR SHALL BE EQUAL TO THE PLAN FUNDING AMOUNT FOR SUCH YEAR AND ANY ADJUSTMENTS MADE IN ACCORDANCE WITH OR FOR THE PURPOSES OF SUBPARAGRAPHS (A) OR (B) SHALL BE DISREGARDED FOR PURPOSES OF CALCULATING THE PLAN FUNDING AMOUNT. THE COMMITTEE MAY, IN THE EXERCISE OF ITS DISCRETION, DETERMINE THAT THE AGGREGATE AMOUNT OF ALL AWARDS GRANTED TO COVERED EMPLOYEES WITH RESPECT TO A CALENDAR YEAR SHALL BE LESS THAN THE PLAN FUNDING AMOUNT FOR SUCH YEAR, BUT THE EXCESS OF SUCH PLAN FUNDING AMOUNT OVER SUCH AGGREGATE AMOUNT COVERED BY AWARDS GRANTED TO COVERED EMPLOYEES SHALL NOT BE AVAILABLE FOR ANY AWARDS TO COVERED EMPLOYEES WITH RESPECT TO FUTURE YEARS. IN ADDITION, THE COMMITTEE MAY, IN THE EXERCISE OF ITS DISCRETION, REDUCE OR ELIMINATE THE AMOUNT OF AN AWARD TO A COVERED EMPLOYEE OTHERWISE CALCULATED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.4 PRIOR TO PAYMENT THEREOF.

  SECTION 4.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 4.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  SECTION 4.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  SECTION 4.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company and of any such subsidiary to dismiss or discharge any such Participant is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  SECTION 4.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  SECTION 4.7. NOTHING CONTAINED IN THE PLAN SHALL PREVENT THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE OF THE COMPANY FROM ADOPTING OR CONTINUING IN EFFECT OTHER COMPENSATION ARRANGEMENTS, WHICH ARRANGEMENTS MAY BE EITHER GENERALLY APPLICABLE OR APPLICABLE ONLY IN SPECIFIC CASES.

                                   ARTICLE V

                      AMENDMENT OR TERMINATION OF THE PLAN

  SECTION 5.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect any Awards previously made to a Participant and deferred by such Participant pursuant to Section 3.3. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 5.1.

                                   ARTICLE VI

                                  DEFINITIONS

  SECTION 6.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

    (a) Award: The grant of an award of cash by the Committee to a Participant pursuant to Section 3.1 OR 3.4.

    (b) Award Year: Any calendar year with respect to which an Award may be granted.

    (c) Board of Directors: The Board of Directors of the Company.

    (d) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

    (E) COVERED EMPLOYEE: AT ANY DATE, (I) ANY INDIVIDUAL WHO, WITH RESPECT TO THE PREVIOUS TAXABLE YEAR OF THE COMPANY, WAS A "COVERED EMPLOYEE" OF THE COMPANY WITHIN THE MEANING OF SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER BY THE INTERNAL REVENUE SERVICE OF THE DEPARTMENT OF THE TREASURY, PROVIDED, HOWEVER, THE TERM "COVERED EMPLOYEE" SHALL NOT INCLUDE ANY SUCH INDIVIDUAL WHO IS DESIGNATED BY THE COMMITTEE, IN ITS DISCRETION, AT THE TIME OF ANY GRANT AS REASONABLY EXPECTED NOT TO BE SUCH A "COVERED EMPLOYEE" WITH RESPECT TO THE CURRENT TAXABLE YEAR OF THE COMPANY AND (II) ANY INDIVIDUAL WHO IS DESIGNATED BY THE COMMITTEE, IN ITS DISCRETION, AT THE TIME OF ANY GRANT AS REASONABLY EXPECTED TO BE SUCH A "COVERED EMPLOYEE" WITH RESPECT TO THE CURRENT TAXABLE YEAR OF THE COMPANY. NOTWITHSTANDING THE FOREGOING, AT ANY DATE IN

  FISCAL YEAR 1994, "COVERED EMPLOYEE" SHALL MEAN ANY INDIVIDUAL DESIGNATED BY THE COMMITTEE, IN ITS DISCRETION, AT THE TIME OF ANY GRANT AS REASONABLY EXPECTED TO BE A "COVERED EMPLOYEE" WITH RESPECT TO THE COMPANY'S TAXABLE YEAR 1994.

    (F) [(e)] Managed Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; PLUS (OR MINUS) (III) CHANGES IN ACCOUNTING PRINCIPLES OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR SUCH YEAR PLUS (OR MINUS) THE MINORITY INTERESTS' SHARE IN SUCH CHANGES IN ACCOUNTING PRINCIPLES AS SHOWN IN THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR SUCH YEAR; PLUS (IV) THE PORTION FOR SUCH YEAR OF THE DEFERRED GAIN ON THE 1992 SALE OF NEWLY ISSUED FREEPORT-MCMORAN RESOURCE PARTNERS, LIMITED PARTNERSHIP DEPOSITARY UNITS AS SHOWN IN THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR SUCH YEAR.

    (G) NET CASH PROVIDED BY OPERATING ACTIVITIES: WITH RESPECT TO ANY YEAR, THE NET CASH PROVIDED BY OPERATING ACTIVITIES OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR SUCH YEAR AS SHOWN IN THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR SUCH YEAR.

    (H) [(f)] Net Interest Expense: With respect to any year, the net interest expense of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year.

    (I) [(g)] Participant: An individual who has been selected by the Committee to receive an Award.

    (J) PLAN FUNDING AMOUNT: WITH RESPECT TO ANY YEAR, TWO AND ONE-HALF PERCENT OF NET CASH PROVIDED BY OPERATING ACTIVITIES FOR SUCH YEAR.

    (K) [(h)] Return on Investment: With respect to any year, the result (expressed as a percentage) calculated according to the following formula:

                                  a + (b - c)
                                  -----------
                                       d

  in which "a" equals Managed Net Income for such year, "b" equals Net Interest Expense for such year, "c" equals Tax on Net Interest Expense for such year, and "d" equals Total Investment of Capital for such year.

    (L) [(i)] Tax on Net Interest Expense: With respect to any year, the tax on the net interest expense of the Company and its consolidated subsidiaries for such year calculated at the statutory federal income tax rate for such year as shown in the Company's Annual Report to Stockholders for such year.

    (M) [(j)] Total Investment of Capital: With respect to any year, the sum of (i) the weighted average of the stockholders' equity in the Company and its consolidated subsidiaries for such year, (ii) the weighted average of the minority interests in the consolidated subsidiaries of the Company for such year, and (iii) the weighted average of the long-term debt of the Company and its consolidated subsidiaries for such year, all as shown in the QUARTERLY [monthly] balance sheets of the Company and its consolidated subsidiaries for such year.

                                                                       EXHIBIT B

  SET FORTH BELOW IS THE TEXT OF THE 1992 LONG-TERM PERFORMANCE INCENTIVE PLAN OF FREEPORT-MCMORAN INC., AS AMENDED, AS PROPOSED TO BE APPROVED.

                   1992 LONG-TERM PERFORMANCE INCENTIVE PLAN

                            OF FREEPORT-McMoRan INC.

                                   ARTICLE I

                                PURPOSE OF PLAN

  SECTION 1.1. The purpose of the 1992 Long-Term Performance Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its subsidiaries.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

  SECTION 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its Subsidiaries and their respective equity holders.

                                  ARTICLE III

                ELIGIBILITY FOR AND GRANT OF PERFORMANCE AWARDS

  SECTION 3.1. Subject to the provisions of the Plan, the Committee may from time to time select salaried officers or employees (including officers or employees who are also directors) of the Company or of any of its Subsidiaries to be granted Performance Awards under the Plan, and determine the number of Performance Units covered by each such Performance Award. Performance Awards may be granted at different times to the same individual. The Plan shall expire on December 31, 1997 and no Performance Awards shall be granted hereunder after such date.

  SECTION 3.2. Upon the grant of a Performance Award to a Participant, the Company shall establish a Performance Award Account for such Participant and shall credit to such Performance Award Account the number of Performance Units covered by such Performance Award.

  SECTION 3.3. The number of Performance Units outstanding at any time shall not exceed 3,000,000. Performance Units that shall have been forfeited or with respect to which payment has been made pursuant to Section 4.2 or deferred pursuant to Section 4.4 shall not thereafter be deemed to be credited or outstanding for any purpose of the Plan and may again be the subject of Performance Awards.

  SECTION 3.4. (a) Notwithstanding the provisions of Section 3.1, 3.2, and 3.3 hereof, the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Employee who is the chief executive officer of the Company at the time of such grant shall be 100,000; the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Employee who is the chief operating officer of the Company at the time of such grant shall be 75,000; and the number of Performance Units covered by an annual Performance Award that may be granted to any other Covered Employee shall be, as to each such individual, 40,000.

  (b) All Performance Awards to Covered Employees under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.

                                   ARTICLE IV

                   CREDITS TO AND PAYMENTS FROM PARTICIPANTS'
                           PERFORMANCE AWARD ACCOUNTS

  SECTION 4.1. Subject to the provisions of the Plan, the Performance Award Account or Accounts of each Participant at December 31 of any year shall be credited, as of such December 31, with an amount equal to the Annual Earnings Per Share (or Net Loss Per Share) for such year times the number of Performance Units then credited to each such Performance Award Account; provided that, if in any year there shall be any outstanding Net Loss Carryforward applicable to such Performance Award Account, such Net Loss Carryforward shall be applied to reduce any amount which would otherwise be credited to such Performance Award Account pursuant to this Section 4.1 in such year until such Net Loss Carryforward has been fully so applied.

  SECTION 4.2. (a) Subject to the provisions of the Plan, the balance credited to a Participant's Performance Award Account shall be paid to such Participant as soon as practicable on or after the Award Valuation Date with respect to such Performance Award.

  (b) Payments pursuant to Section 4.2(a) shall be in cash.

  (c) Notwithstanding any other provision of the Plan to the contrary, no Covered Employee shall be entitled to any payment with respect to a Performance Award unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the amount of the Annual Earnings Per Share (or Net Loss Per Share) for each year covered by such Performance Award.

  SECTION 4.3. In addition to any amounts payable pursuant to Section 4.2, the Committee may in its sole discretion determine that there shall be payable to a former Participant a supplemental amount not exceeding the excess, if any, of
(i) the amount determined in accordance with Section 4.1 which would have been payable to such former Participant if the Award Valuation Date with respect to a Performance Award of such Participant had been December 31 of the first, second or third calendar year next following the year in which such Participant's employment terminated (the selection of such first, second or third calendar year to be in the sole discretion of the Committee subject only to the last sentence of this Section 4.3) over (ii) the amount determined in accordance with said Section 4.1 as of December 31 of the calendar year in which such termination of employment actually occurred. Any such supplemental amount so payable shall be paid in a lump sum as promptly as practicable on or after December 31 of the calendar year so selected by the Committee or in one or more installments ending not later than five years after such December 31, as the Committee may in its discretion direct. In no event shall any payment under this Section 4.3 be made with respect to any calendar year after the year in which such former Participant reaches his normal retirement date under the Company's retirement plan.

  SECTION 4.4. (a) Prior to January 1 of any calendar year in which it is anticipated that an Award Valuation Date with respect to any Performance Award may occur, a Participant may elect, in accordance with procedures established by the Committee, to defer, as and to the extent hereinafter provided, the payment of the amount, if any, which shall be paid pursuant to Section 4.2.

  (b) All payments deferred pursuant to Section 4.4(a) shall be paid in one or more periodic installments, not in excess of ten, at such time or times after the applicable Award Valuation Date, but not later than ten years after such Award Valuation Date, as shall be specified in such Participant's election pursuant to Section 4.4(a).

  (c) In the case of payments deferred as provided in Section 4.4(a), the unpaid amounts shall, commencing with the applicable Award Valuation Date, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee. If subsequent to such Participant's election pursuant to
Section 4.4(a) such Participant's employment is terminated otherwise than by death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, the Committee may, in its sole discretion, pay to such Participant in a lump sum the aggregate amount of any payments so deferred, notwithstanding such election.

  SECTION 4.5. Anything contained in the Plan to the contrary notwithstanding:

  (a) The Committee may, in its sole discretion, suspend, permanently or for a specified period of time or until further determination by the Committee, the making of any part or all of the credits which would otherwise have been made to the Performance Award Accounts of all the Participants or to such Accounts of one or more Participants as shall be designated by the Committee.

  (b) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from any Performance Award shall be forfeited in the event of the Discharge for Cause of such Participant prior to December 31 of the third year following the year of grant of such Performance Award.

  (c) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from a Performance Award shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's employment shall terminate otherwise than by death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, at any time (except within two years after the date on which a Change in Control shall have occurred) prior to December 31 of the third year following the year of grant of such Performance Award.

  (d) If any suspension is in effect pursuant to Section 4.5(a) on a date when a credit would otherwise have been made pursuant to Section 4.1, the amounts which would have been credited but for such suspension shall be forfeited and no credits shall thereafter be made in lieu thereof. If the Committee shall so determine in its sole discretion, the amounts theretofore credited to any Performance Award Account or Accounts shall be increased, during the suspension period, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.

                                   ARTICLE V

                              GENERAL INFORMATION

  SECTION 5.1. If Net Income, Annual Earnings Per Share or Net Loss Per Share for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income, Annual Earnings Per Share or Net Loss Per Share, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, the Committee shall not have the authority to make any such adjustments to payments with respect to the Performance Awards of, or credits to the Performance Award Accounts of, any Participant who is at such time a Covered Employee.

  SECTION 5.2. The Committee shall for purposes of Articles III and IV make appropriate adjustments in the number of Performance Units which shall remain subject to Performance Awards and in the number of Performance Units which shall have been credited to Participants' accounts, in order to reflect any merger or consolidation to which the Company is a party or any stock dividend, split-up, combination or reclassification of the outstanding shares of Company Common Stock or any other relevant change in the capitalization of the Company.

  SECTION 5.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 5.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  SECTION 5.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  SECTION 5.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Subsidiaries, and the right of the Company and of such Subsidiary to dismiss or discharge any such Participant is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  SECTION 5.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its Subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  SECTION 5.7. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE VI

                      AMENDMENT OR TERMINATION OF THE PLAN

  SECTION 6.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the amounts credited to the Performance Award Account of a Participant with respect to Performance Awards previously made to such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amounts specified in
Article IV and not theretofore paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article VI.

                                  ARTICLE VII

                                  DEFINITIONS

  SECTION 7.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

  (a) Annual Earnings Per Share: With respect to any year, the result obtained by dividing (i) Net Income for such year by (ii) the average number of issued and outstanding shares (excluding treasury shares and shares held by any Subsidiaries) of Company Common Stock during such year as shown in the Company's Annual Report to Stockholders for such year.

  (b) Award Valuation Date: With respect to any Performance Award, (i) December 31 of the year in which the third anniversary of the grant of such Performance Award to a Participant shall occur or, (ii) if earlier, December 31 of the year in which such Participant's employment shall terminate, if such employment is terminated (x) within two years after a Change in Control or (y) by death, Disability, retirement under the Company's retirement plan or retirement with the consent of the Company outside the Company's retirement plan.

  (c) Board of Directors: The Board of Directors of the Company.

  (d) Change in Control: A Change in Control shall be deemed to have occurred if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 20% of the Company Common Stock outstanding (exclusive of shares held in the Company's treasury or by the Company's Subsidiaries) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board of Directors of the Company at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that
(A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation which shall thereafter be in control of the companies that were parties to or otherwise involved in such first Transaction, or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (i) and
(ii).

  (e) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

  (f) Company Common Stock: Common Stock, par value $1, of the Company.

  (g) Covered Employee: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company. Notwithstanding the foregoing, at any date in fiscal year 1994, "Covered Employee" shall mean any individual designated by the Committee, in its discretion, as reasonably expected to be a "covered employee" with respect to the Company's taxable year 1994.

  (h) Disability: In the case of any Participant, disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company and acceptable to such Participant or his legal representatives.

  (i) Discharge for Cause: Involuntary termination of employment as a result of dishonesty or similar serious misconduct directly related to the performance of duties for the Company or a Subsidiary.

  (j) Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (iii) changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as shown in the Company's Annual Report to Stockholders for such year; plus (iv) the portion for such year of the deferred gain on the 1992 sale of newly issued Freeport-McMoRan Resource Partners, Limited Partnership depositary units as shown in the Company's Annual Report to Stockholders for such year.

  (k) Net Loss Carryforward: With respect to any Performance Award Account, (i) an amount equal to the Net Loss per Share for any year times the number of Performance Units then outstanding and credited to such Performance Award Account, reduced by (ii) any portion thereof which has been applied in any prior year as provided in Section 4.1.

  (l) Net Loss Per Share: The amount obtained when the calculation of Annual Earnings Per Share results in a number that is less than zero.

  (m) Participant: An individual who has been selected by the Committee to receive a Performance Award and in respect of whose Performance Award Account any amounts remain payable.

  (n) Performance Award: The grant of Performance Units by the Committee to a Participant pursuant to Section 3.1 or 3.4.

  (o) Performance Award Account: An account established for a Participant pursuant to Section 3.2.

  (p) Performance Unit: A unit covered by Performance Awards granted or subject to grant pursuant to Article III.

  (q) Subsidiary: (i) Freeport-McMoRan Copper & Gold Inc. and Freeport-McMoRan Resource Partners, Limited Partnership, in each case for as long as Freeport-McMoRan Inc. shall own any equity interest in such entity, and (ii) any corporation or other entity in which Freeport-McMoRan Inc. possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity.

                             FREEPORT-MCMORAN INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 3, 1994

  The undersigned hereby appoints James R. Moffett, Rene L. Latiolais, and George A. Mealey as proxies, with full power of substitution, to vote the shares of the undersigned in Freeport-McMoRan Inc. at the Annual Meeting of Stockholders to be held on Tuesday, May 3, 1994, at 9:00 a.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL
VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

                                DATED ___________________________________, 1994

                                _______________________________________________

                                _______________________________________________
                                                  (SIGNATURE)

                                IF YOU WISH TO VOTE ON ALL MATTERS AS THE
                                BOARD OF DIRECTORS RECOMMENDS, PLEASE SIGN,
                                DATE AND RETURN THIS CARD. IF YOU WISH TO VOTE ON ITEMS INDIVIDUALLY, PLEASE ALSO MARK THE APPROPRIATE BOXES ON THE BACK OF THIS CARD.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                          (CONTINUED FROM OTHER SIDE)

The Board of Directors recommends a vote FOR:
                                             Nominees for directors of Freeport-
                                             McMoRan Inc.

1. Election of the nominees for directors.
                                             Thomas B. Coleman
 [_] FOR[_] WITHHELD                         William B. Harrison, Jr.
                                             Henry A. Kissinger
 [_] FOR, EXCEPT WITHHELD FROM:              Rene L. Latiolais
                                             J. Taylor Wharton
                                             Ward W. Woods, Jr.

 ------------------------------------
2. Ratification of appointment of Arthur Andersen & Co. as independent auditors.
 [_] FOR[_] AGAINST[_] ABSTAIN
3. Approval of proposal to amend the Annual Incentive Plan.
 [_] FOR[_] AGAINST[_] ABSTAIN
4. Approval of proposal to approve the 1992 Long-Term Performance Incentive
   Plan.
 [_] FOR[_] AGAINST[_] ABSTAIN
- --------------------------------------------------------------------------------
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. IF YOUR VOTES ARE NOT SPECIFIED,
THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

                       PLEASE SIGN AND DATE ON OTHER SIDE

                             ANNUAL INCENTIVE PLAN

                            OF FREEPORT-MCMORAN INC.

                                   ARTICLE I

                                PURPOSE OF PLAN

  SECTION 1.1. The purpose of the Annual Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its subsidiaries.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

  SECTION 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committees shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries and their respective equity holders.

                                  ARTICLE III

                     ELIGIBILITY FOR AND PAYMENT OF AWARDS

  SECTION 3.1. Subject to the provisions of the Plan, in each calendar year the Committee may select salaried officers or employees (including officers or employees who are also directors) of the Company or any of its subsidiaries to receive Awards under the Plan with respect to such year, and determine the amount of such Awards.

  SECTION 3.2. Subject to the provisions of the Plan, Awards with respect to any year shall be paid to each Participant at such time established by the Committee following the determination of the amounts of such Awards, which payment shall in no event be later than February 28 of the year following such Award Year.

  SECTION 3.3. Notwithstanding the provisions of Section 3.2, if, prior to the date established by the Committee for any Award Year, a Participant shall so elect, in accordance with procedures established by the Committee, all or any part of an Award to such Participant with respect to such Award Year shall be deferred and paid in one or more periodic installments, not in excess of ten, at such time or times before or after the date of such Participant's termination of employment, but not later than ten years after such date of termination of employment, as shall be specified in such election. If and only if any Award or portion thereof is so deferred for payment after December 31 of the year following such Award Year, such Award or portion thereof, as the case may be, shall, commencing with January 1 of the year following such Award Year, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee. If such Participant's employment is terminated otherwise than by death, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan and if, on the date of such termination, there remain unpaid any installments of Awards which have been deferred as provided in this Section 3.3, the Committee may, in its sole discretion, authorize payment to the Participant of the aggregate amount of such unpaid installments in a lump sum, notwithstanding such election.

  SECTION 3.4. (a) Notwithstanding the provisions of Sections 3.1, 3.2, 3.3, 4.2(a), and 4.2(b) hereof, any Award to any Covered Employee shall be granted in accordance with the provisions of this Section 3.4. Subject to the discretion of the Committee as set forth in Section 4.2(c) hereof, the amount of the Award that may be granted with respect to any calendar year to the Covered Employee who is the chief executive officer of the Company at the time of such grant shall be 32% of the Plan Funding Amount for such year, the amount of the Award that may be granted with respect to any calendar year to the Covered Employee who is the chief operating officer of the Company at the time of such grant shall be 23% of the Plan Funding Amount for such year, and the amount of the Award that may be granted with respect to any calendar year to any other Covered Employee shall be, as to each such individual, 15% of the Plan Funding Amount for such year.

  (b) All Awards to Covered Employees under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.

  (c) Any provision of the Plan to the contrary notwithstanding, no Covered Employee shall be entitled to any payment of an Award with respect to a calendar year unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the Plan Funding Amount for such year and that the condition of Section 4.1 hereof has been met for such year.

                                   ARTICLE IV

                               GENERAL PROVISIONS

  SECTION 4.1. Any provision of the Plan to the contrary notwithstanding, no Award shall be made pursuant to Section 3.1 or 3.4 with respect to any calendar year if the average of the Return on Investment for such calendar year and each of the four preceding calendar years, after giving effect to the aggregate amount (if any) that was awarded or credited with respect to such prior years and the aggregate amount that would otherwise have been so awarded or credited with respect to such calendar year, would be less than six percent.

  SECTION 4.2. (a) In determining the aggregate amount awarded to Participants under the Plan for any calendar year, the Committee shall consider as a guideline that the aggregate amount of all Awards granted with respect to any calendar year should not exceed two and one-half percent of Net Cash Provided by Operating Activities for such year.

  (b) If Managed Net Income or Total Investment of Capital for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Managed Net Income or Total Investment of Capital and make payments and reductions accordingly under the Plan.

  (c) Notwithstanding the provisions of subparagraphs (a) and (b) above, the amount available for the grant of Awards under the Plan to Covered Employees with respect to a calendar year shall be equal to the Plan Funding Amount for such year and any adjustments made in accordance with or for the purposes of subparagraphs (a) or (b) shall be disregarded for purposes of calculating the Plan Funding Amount. The Committee may, in the exercise of its discretion, determine that the aggregate amount of all Awards granted to Covered Employees with respect to a calendar year shall be less than the Plan Funding Amount for such year, but the excess of such Plan Funding Amount over such aggregate amount covered by Awards granted to Covered Employees shall not be available for any Awards to Covered Employees with respect to future years. In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Employee otherwise calculated in accordance with the provisions of Section 3.4 prior to payment thereof.

  SECTION 4.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 4.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  SECTION 4.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  SECTION 4.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company and of any such subsidiary to dismiss or discharge any such Participant is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  SECTION 4.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  SECTION 4.7. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE V

                      AMENDMENT OR TERMINATION OF THE PLAN

  SECTION 5.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect any Awards previously made to a Participant and deferred by such Participant pursuant to Section 3.3. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any Awards not theretofore paid out prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Section 5.1.

                                   ARTICLE VI

                                  DEFINITIONS

  SECTION 6.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

    (a) Award: The grant of an award of cash by the Committee to a Participant pursuant to Section 3.1 or 3.4.

    (b) Award Year: Any calendar year with respect to which an Award may be granted.

    (c) Board of Directors: The Board of Directors of the Company.

    (d) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

    (e) Covered Employee: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company. Notwithstanding the foregoing, at any date in fiscal year 1994, "Covered Employee" shall mean any individual designated by the Committee, in its discretion, at the time of any grant as reasonably expected to be a "Covered Employee" with respect to the Company's taxable year 1994.

    (f) Managed Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (iii) changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as shown in the Company's Annual Report to Stockholders for such year; plus (iv) the portion for such year of the deferred gain on the 1992 sale of newly issued Freeport-McMoRan Resource Partners, Limited Partnership depositary units as shown in the Company's Annual Report to Stockholders for such year.

    (g) Net Cash Provided by Operating Activities: With respect to any year, the net cash provided by operating activities of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year.

    (h) Net Interest Expense: With respect to any year, the net interest expense of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year.

    (i) Participant: An individual who has been selected by the Committee to receive an Award.

    (j) Plan Funding Amount: With respect to any year, two and one-half percent of Net Cash Provided by Operating Activities for such year.

    (k) Return on Investment: With respect to any year, the result (expressed as a percentage) calculated according to the following formula:

                                  a + (b - c)
                                  -----------
                                       d

  in which "a" equals Managed Net Income for such year, "b" equals Net Interest Expense for such year, "c" equals Tax on Net Interest Expense for such year, and "d" equals Total Investment of Capital for such year.

    (l) Tax on Net Interest Expense: With respect to any year, the tax on the net interest expense of the Company and its consolidated subsidiaries for such year calculated at the statutory federal income tax rate for such year as shown in the Company's Annual Report to Stockholders for such year.

    (m) Total Investment of Capital: With respect to any year, the sum of (i) the weighted average of the stockholders' equity in the Company and its consolidated subsidiaries for such year, (ii) the weighted average of the minority interests in the consolidated subsidiaries of the Company for such year, and (iii) the weighted average of the long-term debt of the Company and its consolidated subsidiaries for such year, all as shown in the quarterly balance sheets of the Company and its consolidated subsidiaries for such year.

                   1992 LONG-TERM PERFORMANCE INCENTIVE PLAN

                            OF FREEPORT-McMoRan INC.

                                   ARTICLE I

                                PURPOSE OF PLAN

  SECTION 1.1. The purpose of the 1992 Long-Term Performance Incentive Plan of Freeport-McMoRan Inc. (the "Plan") is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Inc. (the "Company") and its subsidiaries.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

  SECTION 2.1. Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including but not limited to the Participants, the Company and its Subsidiaries and their respective equity holders.

                                  ARTICLE III

                ELIGIBILITY FOR AND GRANT OF PERFORMANCE AWARDS

  SECTION 3.1. Subject to the provisions of the Plan, the Committee may from time to time select salaried officers or employees (including officers or employees who are also directors) of the Company or of any of its Subsidiaries to be granted Performance Awards under the Plan, and determine the number of Performance Units covered by each such Performance Award. Performance Awards may be granted at different times to the same individual. The Plan shall expire on December 31, 1997 and no Performance Awards shall be granted hereunder after such date.

  SECTION 3.2. Upon the grant of a Performance Award to a Participant, the Company shall establish a Performance Award Account for such Participant and shall credit to such Performance Award Account the number of Performance Units covered by such Performance Award.

  SECTION 3.3. The number of Performance Units outstanding at any time shall not exceed 3,000,000. Performance Units that shall have been forfeited or with respect to which payment has been made pursuant to Section 4.2 or deferred pursuant to Section 4.4 shall not thereafter be deemed to be credited or outstanding for any purpose of the Plan and may again be the subject of Performance Awards.

  SECTION 3.4. (a) Notwithstanding the provisions of Section 3.1, 3.2, and 3.3 hereof, the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Employee who is the chief executive officer of the Company at the time of such grant shall be 100,000; the number of Performance Units covered by an annual Performance Award that may be granted to the Covered Employee who is the chief operating officer of the Company at the time of such grant shall be 75,000; and the number of Performance Units covered by an annual Performance Award that may be granted to any other Covered Employee shall be, as to each such individual, 40,000.

  (b) All Performance Awards to Covered Employees under the Plan will be made and administered by two or more members of the Committee who are also "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service of the Department of the Treasury thereunder.

                                   ARTICLE IV

                   CREDITS TO AND PAYMENTS FROM PARTICIPANTS'
                           PERFORMANCE AWARD ACCOUNTS

  SECTION 4.1. Subject to the provisions of the Plan, the Performance Award Account or Accounts of each Participant at December 31 of any year shall be credited, as of such December 31, with an amount equal to the Annual Earnings Per Share (or Net Loss Per Share) for such year times the number of Performance Units then credited to each such Performance Award Account; provided that, if in any year there shall be any outstanding Net Loss Carryforward applicable to such Performance Award Account, such Net Loss Carryforward shall be applied to reduce any amount which would otherwise be credited to such Performance Award Account pursuant to this Section 4.1 in such year until such Net Loss Carryforward has been fully so applied.

  SECTION 4.2. (a) Subject to the provisions of the Plan, the balance credited to a Participant's Performance Award Account shall be paid to such Participant as soon as practicable on or after the Award Valuation Date with respect to such Performance Award.

  (b) Payments pursuant to Section 4.2(a) shall be in cash.

  (c) Notwithstanding any other provision of the Plan to the contrary, no Covered Employee shall be entitled to any payment with respect to a Performance Award unless the members of the Committee referred to in Section 3.4(b) hereof shall have certified the amount of the Annual Earnings Per Share (or Net Loss Per Share) for each year covered by such Performance Award.

  SECTION 4.3. In addition to any amounts payable pursuant to Section 4.2, the Committee may in its sole discretion determine that there shall be payable to a former Participant a supplemental amount not exceeding the excess, if any, of
(i) the amount determined in accordance with Section 4.1 which would have been payable to such former Participant if the Award Valuation Date with respect to a Performance Award of such Participant had been December 31 of the first, second or third calendar year next following the year in which such Participant's employment terminated (the selection of such first, second or third calendar year to be in the sole discretion of the Committee subject only to the last sentence of this Section 4.3) over (ii) the amount determined in accordance with said Section 4.1 as of December 31 of the calendar year in which such termination of employment actually occurred. Any such supplemental amount so payable shall be paid in a lump sum as promptly as practicable on or after December 31 of the calendar year so selected by the Committee or in one or more installments ending not later than five years after such December 31, as the Committee may in its discretion direct. In no event shall any payment under this Section 4.3 be made with respect to any calendar year after the year in which such former Participant reaches his normal retirement date under the Company's retirement plan.

  SECTION 4.4. (a) Prior to January 1 of any calendar year in which it is anticipated that an Award Valuation Date with respect to any Performance Award may occur, a Participant may elect, in accordance with procedures established by the Committee, to defer, as and to the extent hereinafter provided, the payment of the amount, if any, which shall be paid pursuant to Section 4.2.

  (b) All payments deferred pursuant to Section 4.4(a) shall be paid in one or more periodic installments, not in excess of ten, at such time or times after the applicable Award Valuation Date, but not later than ten years after such Award Valuation Date, as shall be specified in such Participant's election pursuant to Section 4.4(a).

  (c) In the case of payments deferred as provided in Section 4.4(a), the unpaid amounts shall, commencing with the applicable Award Valuation Date, be increased at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee. If subsequent to such Participant's election pursuant to
Section 4.4(a) such Participant's employment is terminated otherwise than by death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, the Committee may, in its sole discretion, pay to such Participant in a lump sum the aggregate amount of any payments so deferred, notwithstanding such election.

  SECTION 4.5. Anything contained in the Plan to the contrary notwithstanding:

  (a) The Committee may, in its sole discretion, suspend, permanently or for a specified period of time or until further determination by the Committee, the making of any part or all of the credits which would otherwise have been made to the Performance Award Accounts of all the Participants or to such Accounts of one or more Participants as shall be designated by the Committee.

  (b) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from any Performance Award shall be forfeited in the event of the Discharge for Cause of such Participant prior to December 31 of the third year following the year of grant of such Performance Award.

  (c) All Performance Units and other amounts credited to a Participant's Performance Award Account with respect to or arising from a Performance Award shall, unless and to the extent that the Committee shall in its absolute discretion otherwise determine by reason of special mitigating circumstances, be forfeited in the event that such Participant's employment shall terminate otherwise than by death, Disability, retirement under the Company's retirement plan, or retirement with the consent of the Company outside the Company's retirement plan, at any time (except within two years after the date on which a Change in Control shall have occurred) prior to December 31 of the third year following the year of grant of such Performance Award.

  (d) If any suspension is in effect pursuant to Section 4.5(a) on a date when a credit would otherwise have been made pursuant to Section 4.1, the amounts which would have been credited but for such suspension shall be forfeited and no credits shall thereafter be made in lieu thereof. If the Committee shall so determine in its sole discretion, the amounts theretofore credited to any Performance Award Account or Accounts shall be increased, during the suspension period, at a rate equal to the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A. (compounded quarterly) or at such other rate and in such manner as shall be determined from time to time by the Committee.

                                   ARTICLE V

                              GENERAL INFORMATION

  SECTION 5.1. If Net Income, Annual Earnings Per Share or Net Loss Per Share for any year shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) which in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Net Income, Annual Earnings Per Share or Net Loss Per Share, as the case may be, for such year (and subsequent years as appropriate), or any combination of them, and make credits, payments and reductions accordingly under the Plan; provided, however, the Committee shall not have the authority to make any such adjustments to payments with respect to the Performance Awards of, or credits to the Performance Award Accounts of, any Participant who is at such time a Covered Employee.

  SECTION 5.2. The Committee shall for purposes of Articles III and IV make appropriate adjustments in the number of Performance Units which shall remain subject to Performance Awards and in the number of Performance Units which shall have been credited to Participants' accounts, in order to reflect any merger or consolidation to which the Company is a party or any stock dividend, split-up, combination or reclassification of the outstanding shares of Company Common Stock or any other relevant change in the capitalization of the Company.

  SECTION 5.3. A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all amounts which would have been payable hereunder to such Participant. A Participant may rescind or change any such designation at any time. Except as provided in this Section 5.3, none of the amounts which may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

  SECTION 5.4. All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

  SECTION 5.5. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Subsidiaries, and the right of the Company and of such Subsidiary to dismiss or discharge any such Participant is specifically reserved. The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

  SECTION 5.6. The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent public accountants for the Company. No member of the Board of Directors or of the Committee or any officers of the Company or its Subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

  SECTION 5.7. Nothing contained in the Plan shall prevent the Company or any subsidiary or affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

                                   ARTICLE VI

                      AMENDMENT OR TERMINATION OF THE PLAN

  SECTION 6.1. The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect the amounts credited to the Performance Award Account of a Participant with respect to Performance Awards previously made to such Participant. In the event of such termination, in whole or in part, of the Plan, the Committee may in its sole discretion direct the payment to Participants of any amounts specified in
Article IV and not theretofore paid out, prior to the respective dates upon which payments would otherwise be made hereunder to such Participants, and in a lump sum or installments as the Committee shall prescribe with respect to each such Participant. The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article VI.

                                  ARTICLE VII

                                  DEFINITIONS

  SECTION 7.1. For the purposes of the Plan, the following terms shall have the meanings indicated:

  (a) Annual Earnings Per Share: With respect to any year, the result obtained by dividing (i) Net Income for such year by (ii) the average number of issued and outstanding shares (excluding treasury shares and shares held by any Subsidiaries) of Company Common Stock during such year as shown in the Company's Annual Report to Stockholders for such year.

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  (b) Award Valuation Date: With respect to any Performance Award, (i) December
31 of the year in which the third anniversary of the grant of such Performance Award to a Participant shall occur or, (ii) if earlier, December 31 of the year in which such Participant's employment shall terminate, if such employment is terminated (x) within two years after a Change in Control or (y) by death, Disability, retirement under the Company's retirement plan or retirement with the consent of the Company outside the Company's retirement plan.

  (c) Board of Directors: The Board of Directors of the Company.

  (d) Change in Control: A Change in Control shall be deemed to have occurred if either (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 20% of the Company Common Stock outstanding (exclusive of shares held in the Company's treasury or by the Company's Subsidiaries) pursuant to a tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, or (ii) there shall be a change in the composition of the Board of Directors of the Company at any time within two years after any tender offer, exchange offer, merger, consolidation, sale of assets or contested election, or any combination of those transactions (a "Transaction"), so that
(A) the persons who were directors of the Company immediately before the first such Transaction cease to constitute a majority of the Board of Directors of the corporation which shall thereafter be in control of the companies that were parties to or otherwise involved in such first Transaction, or (B) the number of persons who shall thereafter be directors of such corporation shall be fewer than two-thirds of the number of directors of the Company immediately prior to such first Transaction. A Change in Control shall be deemed to take place upon the first to occur of the events specified in the foregoing clauses (i) and
(ii).

  (e) Committee: The Committee designated pursuant to Section 2.1. Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

  (f) Company Common Stock: Common Stock, par value $1, of the Company.

  (g) Covered Employee: At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term "Covered Employee" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company. Notwithstanding the foregoing, at any date in fiscal year 1994, "Covered Employee" shall mean any individual designated by the Committee, in its discretion, as reasonably expected to be a "covered employee" with respect to the Company's taxable year 1994.

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  (h) Disability: In the case of any Participant, disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company and acceptable to such Participant or his legal representatives.

  (i) Discharge for Cause: Involuntary termination of employment as a result of dishonesty or similar serious misconduct directly related to the performance of duties for the Company or a Subsidiary.

  (j) Net Income: With respect to any year, the sum of (i) the net income (or net loss) of the Company and its consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (ii) the minority interests' share in the net income (or net loss) of the Company's consolidated subsidiaries for such year as shown in the Company's Annual Report to Stockholders for such year; plus (or minus) (iii) changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the minority interests' share in such changes in accounting principles as shown in the Company's Annual Report to Stockholders for such year; plus (iv) the portion for such year of the deferred gain on the 1992 sale of newly issued Freeport-McMoRan Resource Partners, Limited Partnership depositary units as shown in the Company's Annual Report to Stockholders for such year.

  (k) Net Loss Carryforward: With respect to any Performance Award Account, (i) an amount equal to the Net Loss per Share for any year times the number of Performance Units then outstanding and credited to such Performance Award Account, reduced by (ii) any portion thereof which has been applied in any prior year as provided in Section 4.1.

  (l) Net Loss Per Share: The amount obtained when the calculation of Annual Earnings Per Share results in a number that is less than zero.

  (m) Participant: An individual who has been selected by the Committee to receive a Performance Award and in respect of whose Performance Award Account any amounts remain payable.

  (n) Performance Award: The grant of Performance Units by the Committee to a Participant pursuant to Section 3.1 or 3.4.

  (o) Performance Award Account: An account established for a Participant pursuant to Section 3.2.

  (p) Performance Unit: A unit covered by Performance Awards granted or subject to grant pursuant to Article III.

  (q) Subsidiary: (i) Freeport-McMoRan Copper & Gold Inc. and Freeport-McMoRan Resource Partners, Limited Partnership, in each case for as long as Freeport-McMoRan Inc. shall own any equity interest in such entity, and (ii) any corporation or other entity in which Freeport-McMoRan Inc. possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity.

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